EXHIBIT 2(a)(i)













                              TRANSACTION AGREEMENT

                            Dated as of May 10, 1998

                                 By and Between

                         THE BLACK & DECKER CORPORATION

                                       and

                         WINDMERE-DURABLE HOLDINGS, INC.




















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                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01      Definitions.......................................  1

                                   ARTICLE II

                            TRANSACTIONS AND CLOSING

         Section 2.01      Closing Transactions..............................  1
         Section 2.02      Exchange Consideration............................  3
         Section 2.03      Closing...........................................  4
         Section 2.04      Adjustment of Exchange Consideration..............  4

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 3.01      Representations and Warranties of Seller..........  6

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Section 4.01      Representations and Warranties of Buyer...........  6

                                    ARTICLE V

                       COVENANTS AND AGREEMENTS OF SELLER

         Section 5.01      Conduct of Business...............................  7
         Section 5.02      Access to Information; Confidentiality............  8
         Section 5.03      Change of Lockbox Accounts........................  9
         Section 5.04      Access to Information; Cooperation After Closing..  9
         Section 5.05      Maintenance of Insurance Policies.................  9
         Section 5.06      Noncompetition; Nonsolicitation; etc.............. 10




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                                   ARTICLE VI

                        COVENANTS AND AGREEMENTS OF BUYER

         Section 6.01      Confidentiality................................... 12
         Section 6.02      Provision and Preservation of and Access to
                           Certain Information; Cooperation.................. 12
         Section 6.03      Insurance; Financial Support Arrangements......... 13
         Section 6.04      Use of Intellectual Property...................... 14
         Section 6.05      Certain Environmental Investigations.............. 14
         Section 6.06      Nonsolicitation of Employees, etc................. 15


                                   ARTICLE VII

                     COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 7.01      Further Assurances................................ 16
         Section 7.02      Certain Filings; Consents......................... 16
         Section 7.03      Public Announcements.............................. 16
         Section 7.04      Intellectual Property............................. 16
         Section 7.05      HSR Act........................................... 17
         Section 7.06      Certain Environmental Insurance Matters........... 17
         Section 7.07      Legal Privileges.................................. 18



                                  ARTICLE VIII

                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

         Section 8.01      Employees and Employee Benefit Matters............ 18

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         Section 9.01      Conditions to the Obligations of Each Party....... 18
         Section 9.02      Conditions to Obligation of Buyer................. 19
         Section 9.03      Conditions to Obligation of Seller................ 20
         Section 9.04      Effect of Waiver.................................. 20



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                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

         Section 10.01     Survival.......................................... 20
         Section 10.02     Indemnification................................... 22
         Section 10.03     Procedures........................................ 23
         Section 10.04     Limitations....................................... 25

                                   ARTICLE XI

                                   TERMINATION

         Section 11.01     Termination....................................... 26
         Section 11.02     Effect of Termination............................. 27

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01     Notices........................................... 27
         Section 12.02     Amendments; Waivers............................... 28
         Section 12.03     Expenses; Taxes................................... 29
         Section 12.04     Successors and Assigns............................ 29
         Section 12.05     Disclosure........................................ 29
         Section 12.06     Construction...................................... 29
         Section 12.07     Entire Agreement.................................. 30
         Section 12.08     Governing Law..................................... 30
         Section 12.09     Counterparts; Effectiveness....................... 30
         Section 12.10     Jurisdiction...................................... 31
         Section 12.11     Severability...................................... 31
         Section 12.12     Captions.......................................... 31
         Section 12.13     Bulk Sales........................................ 31



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                                    EXHIBITS


EXHIBIT A                  Definitions

EXHIBIT B                  Representations and Warranties of Seller

EXHIBIT C                  Representations and Warranties of Buyer

EXHIBIT D                  Employees and Employee Benefit Matters

EXHIBIT E                  Additional Matters Relating to Product Liability
                           Issues


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                                   ATTACHMENTS


Attachment I               Opening Statement

Attachment II              Form of Bill of Sale, Assignment and Assumption
                           Agreement

Attachment III             Form of Assignment of United States Trademarks,
                           Trademark Registrations and Applications for
                           Registration

Attachment IV              Form of Assignment of Foreign Trademarks, Trademark
                           Registrations and Applications for Registration

Attachment V               Form of Assignment of United States Patents and
                           Patent Applications

Attachment VI              Form of Assignment of Foreign Patents and
                           Applications for Patents

Attachment VII             Form of Trademark License Agreement

Attachment VIII            Form of Assignment of U.S. Copyrights

Attachment IX              Form of Assignment of Mexican Trademarks, Trademark
                           Registrations and Applications for Registration

Attachment X               Form of Cross License Agreement

Attachment XI              Exchange Consideration Allocation Schedule

Attachment XII             Certain Intellectual Property Assets

Attachment XIII            Consents and Approvals Required Prior to Closing

Attachment XIV             HPG Financial Statements

Attachment XV              Certain Active Employees

Attachment XVI             Form of Distribution Services Agreement (United
                           States)

Attachment XVII            Form of Distribution Services Agreement (Latin
                           America)

Attachment XVIII           Form of Services Agreement (United States and Canada)

Attachment XIX             Form of Services Agreement (GPA)

Attachment XX              Form of Services Agreement (Mexico)

Attachment XXI             Form of Services Agreement (Latin American Group and
                           CCA)

Attachment XXII            Form of Services Agreement (Colombia)

Attachment XXIII           Form of Services Agreement (Chile)

Attachment XXIV            Form of Services Agreement (Peru)

Attachment XXV             Form of Services Agreement (Argentina)

Attachment XXVI            Form of Services Agreement (Puerto Rico)

Attachment XXVII           Form of Services Agreement (Venezuela)

Attachment XXVIII          Asheboro Facility

Attachment XXIX            Opinion of Seller's Counsel



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                                   -1-


                              TRANSACTION AGREEMENT


         This Transaction Agreement (together with the Exhibits, Schedules and Attachments hereto, this "Agreement") is made as of the 10th day of May 1998, by and among The Black & Decker Corporation, a Maryland corporation ("Seller"), and Windmere-Durable Holdings, Inc., a Florida corporation ("Buyer"), on behalf of itself and its wholly owned Subsidiaries ("Buyer Companies").

                              W I T N E S S E T H:

         WHEREAS,   Seller,   through   certain  of  its  direct  and   indirect
Subsidiaries, is engaged in the HPG Business;

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller desires to transfer or to cause the Affiliated Transferors to transfer substantially all of the assets held, owned by or used to conduct the HPG Business, and to assign certain liabilities associated with the HPG Business, to Buyer or Buyer Companies designated by Buyer, and Buyer desires to receive or to cause such designated Buyer Companies to receive such assets and assume such liabilities; and

         WHEREAS, in connection with the sale of the HPG Business to Buyer, Seller and Buyer desire to enter into certain agreements and arrangements ancillary to such sale;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used in this Agreement shall have the meanings specified in this Agreement or in Exhibit A.

                                   ARTICLE II

                            TRANSACTIONS AND CLOSING

         Section 2.01 Closing Transactions. Upon the terms and subject to the conditions set forth in this Agreement, the parties agree that at the Closing, among other things:

                  (i) Seller and the Affiliated Transferors will transfer or cause to be transferred to Buyer or Buyer Companies designated by Buyer all Transferred Assets and Buyer or Buyer Companies designated by Buyer will assume all Assumed Liabilities in accordance with this Agreement;


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                                   -2-


                  (ii) to effect the transfer of certain assets and the assumption of liabilities contemplated by the foregoing clause (i), Seller or the Affiliated Transferors, as the case may be, and Buyer or Buyer Companies shall execute and deliver the Assignment and Assumption Agreements;

                  (iii) to effect the transfer by Seller or the Affiliated Transferors of certain rights in respect of Intellectual Property used or held for use exclusively in connection with the HPG Business, Seller or the Affiliated Transferors, as the case may be, shall execute and deliver the Intellectual Property Assignment Agreements;

                  (iv) to effect the license of certain rights in respect of Intellectual Property, Seller or the Affiliated Transferors, as the case may be, and Buyer or Buyer Companies shall execute (a) the Trademark License Agreement in the form contemplated by Attachment VII to this Agreement, and (b) the Cross License Agreement;

                  (v) Seller or the Affiliated Transferors, as the case may be, and Buyer or Buyer Companies, as the case may be, shall execute and deliver the Services Agreements; provided, however that Buyer shall have the right to decline to enter into any or all of such Services Agreements by notice given to Seller at any time prior to Closing;

                  (vi) Seller or the Affiliated Transferors, as the case may be, and Buyer or Buyer Companies, as the case may be, shall execute and deliver the Distribution Services Agreement (United States) and the Distribution Services Agreement (Latin America) in the forms contemplated by Attachment XVI and Attachment XVII to this Agreement;

                  (vii) Seller or the Affiliated Transferors, as the case may be, and Buyer or Buyer Companies, as the case may be, to the extent requested by Buyer, shall execute and deliver sublease agreements for the sublease by Buyer or Buyer Companies, as the case may be, relating to the facilities located in Richmond Hill, Ontario, Canada, Miami, Florida, and Bosques de Las Lomas, Mexico and shared by the HPG Business and Seller's power tools business, on terms and conditions to be negotiated in good faith prior to the Closing consistent with the terms and conditions of the applicable lease for such shared facilities (including rent and expense reimbursement on a pro rata basis taking into account the space used by the HPG Business and the space used by Seller's power tools business) and on such other terms and conditions as may be agreed to by Seller and Buyer. Such subleases shall be on a month-to-month basis with 30 days advance written notice being required to terminate the subleases, but in no event shall expire later than the close of business on February 28, 1999;

                  (viii) Seller or the Affiliated Transferors, as the case may be, and Buyer or Buyer Companies shall execute and deliver a supply agreement relating to the continued supply, at Seller's option, for a period commencing on the Closing Date and ending on the date on which the Trademark License Agreement terminates in respect of the Black & Decker trademark, of products and related parts, accessories or attachments manufactured or sold by the HPG Business following the Closing for sale by Seller Companies at the service centers and outlet stores of Seller Companies, on terms and conditions to be negotiated in good faith prior to the Closing, it being understood and agreed that the price of such products to Seller Companies shall be equal to Buyer's standard cost of production calculated on a basis consistent with current practices plus 15%;

                  (ix) Seller or the Affiliated Transferors, as the case may be, and Buyer or Buyer Companies, as the case may be, shall execute and deliver a lease agreement for the lease of the Kuantan Facility and any related fixtures and equipment at the Kuantan Facility for a period of up to six months following the Closing Date at a rental rate equal to the reasonable out-of-pocket costs to Seller Companies of the continued operation of the Kuantan Facility during the lease term plus $1.00, and an agreement providing Buyer with a right of first refusal on the sale by Seller Companies of any excess manufacturing equipment at the Kuantan Facility that Seller Companies decide not to use in their businesses;

                  (x) Seller or the Affiliated Transferors, as the case may be, and Buyer or Buyer Companies, as the case may be, shall execute and deliver a lease agreement for the lease of the Asheboro Property for a period expiring on September 30, 1999, on terms and conditions consistent with Attachment XXVIII to this Agreement;

                  (xi) Buyer Companies shall pay and deliver to Seller, for its own account and as agent for the Affiliated Transferors, $315,000,000 in immediately available funds by wire transfer to an account or accounts designated by Seller (which account shall be designated by Seller by written notice to Buyer at least two Business Days prior to the Closing Date, or such shorter notice as Buyer shall agree to accept); and

                  (xii) At Closing, Seller shall deliver to Buyer: (A) in a form agreed to by both Buyer and Seller, the instruments of conveyance in form sufficient under Applicable Law to convey fee simple title to the Queretaro Property, and (B) a No Lien Certificate issued by the Public Registry of Property and Commerce in Queretaro, which confirms that fee simple title to the Queretaro Property is vested in Seller, and that the Queretaro Property is free and clear of all Liens, other than Permitted Liens; provided, however, that if it is impractical because of the legal formalities in Mexico to complete and record the instruments of conveyance on the Closing Date, the parties hereto agree that the Closing shall be consummated and such legal formalities will be completed as soon as practicable after the Closing Date.

         Section 2.02 Exchange Consideration.

         (a) The consideration to be paid to Seller and the Affiliated Transferors for the Transferred Assets (the "Exchange Consideration") shall consist of the following:

                  (i) subject to adjustment in accordance with Section 2.04, $315,000,000 in cash (as so adjusted, the "Adjusted Purchase Price"); and

                  (ii)  the  assumption  by  Buyer   Companies  of  the  Assumed
         Liabilities in accordance with the Transaction Documents.

         (b) The Exchange Consideration shall be allocated to and among the respective Transferred Assets in the manner contemplated by Attachment XI to this Agreement. Seller and Buyer agree that the allocation of the Exchange Consideration contemplated by Attachment XI to this Agreement is consistent with the value of the Transferred Assets and the principles of Section 1060 of the Code and the regulations thereunder. Seller and Buyer agree that they shall use the allocation of the Exchange Consideration determined in accordance with Attachment XI to this Agreement in any Tax Returns or other reports that deal with the Contemplated Transactions and are filed with any Tax Authority.

         Section 2.03 Closing. The closing (the "Closing") of the Contemplated Transactions shall take place at the offices of Miles & Stockbridge P.C., 10 Light Street, Baltimore, Maryland 21202, on the 15th day following the delivery by Seller to Buyer of the audited financial statements contemplated by Section 9.02(g) (or the next Business Day if the 15th day is not a Business Day), provided, however, that unless the Buyer agrees otherwise, the Closing shall not occur prior to June 9, 1998, and, provided further, that if all of the conditions to Closing set forth in Article IX have not been satisfied (or waived) as of that date and if closing on that date therefore would be impractical, the Closing shall take place on the fifth Business Day following the satisfaction or waiver (by the party entitled to waive the condition) of all conditions to the Closing set forth in Article IX, or at such other time and place as the parties to this Agreement may agree. The Closing will occur at 9:00 a.m. on the Closing Date.

         Section 2.04 Adjustment of Exchange Consideration.

         (a) Promptly following the Closing Date, but in no event later than 60 days after the Closing Date, Seller shall, at its expense, with the assistance of Buyer, prepare and submit to Buyer a statement of net tangible assets (and, if applicable, net working capital) setting forth, in reasonable detail, Seller's calculation of the Net Tangible Assets as of the close of business on the day prior to the Closing Date (the "Proposed Final Net Tangible Asset Amount") and in addition, if the Closing Date is any day after June 28, 1998, Seller's calculation of the amount of the difference (the "Proposed Net Working Capital Change Amount") between the Net Working Capital as of the close of business on the day prior to the Closing Date (the "Closing Net Working Capital Amount") and the Net Working Capital as of the close of business on June 28, 1998 (the "June 28 Net Working Capital Amount"). In the event Buyer disputes the correctness of the Proposed Final Net Tangible Asset Amount or the Proposed Net Working Capital Change Amount, Buyer shall notify Seller of its objections within 45 days after receipt of Seller's calculation of the Proposed Final Net Tangible Asset Amount and the Proposed Net Working Capital Change Amount and shall set forth, in writing and reasonable detail, the reasons for Buyer's objections. If Buyer fails to deliver such notice of objections within such time, Buyer shall be deemed, for purposes of this Section 2.04, to have accepted Seller's calculation. To the extent Buyer does not object, in writing and in reasonable detail as required and within the time period contemplated by this
Section 2.04(a) to a matter in the statement of net tangible assets (including, but not limited to, matters impacting Net Working Capital) prepared and submitted by Seller, Buyer shall be deemed to have accepted Seller's calculation and presentation in respect of the matter and the matter shall not be considered to be in dispute. Seller and Buyer shall endeavor in good faith to resolve any matters disputed under this Section 2.04 within 20 days after Seller's receipt of Buyer's notice of objections. If they are unable to do so, Seller and


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                                      -5-


Buyer shall select a nationally known independent accounting firm (other than Ernst & Young LLP or Grant Thornton LLP) to resolve the matters in dispute and only those matters (in a manner consistent with Section 2.04(b) and with any matters not in dispute), and the determination of such firm in respect of the correctness of each matter remaining in dispute shall be conclusive and binding on Seller and Buyer. With respect to each disputed matter, the determination of such firm as to the appropriate amount shall not exceed the higher amount or be less than the lower amount asserted by Buyer or Seller for such disputed matter on or before the date of Seller's receipt of Buyer's notice of objections. The Net Tangible Assets as of the close of business on the day prior to the Closing Date, and, if applicable, the amount of the difference between the Closing Net Working Capital Amount and the June 28 Net Working Capital Amount, as finally determined pursuant to this Section 2.04(a) (whether by failure of Buyer to deliver notice of objection, by agreement of Seller and Buyer or by determination of the independent accountants selected as set forth above), are referred to herein respectively as the "Final Net Tangible Asset Amount" and the "Final Net Working Capital Change Amount."

         (b) The Proposed Final Net Tangible Asset Amount, the Proposed Net Working Capital Change Amount, the Final Net Tangible Asset Amount and the Final Net Working Capital Change Amount shall be determined in accordance with the accounting principles, policies, practices and methods utilized in the preparation of the Opening Statement, as disclosed in the notes to the Opening Statement and, to the extent applicable, the notes to the special-purpose statement of net assets as of March 29, 1998, which is included in the HPG Financial Statements, except as otherwise set forth in Note E to the Opening Statement. Seller shall provide Buyer with notice of the time and location at which all procedures relating to the determination of inventory will be undertaken with respect to determination of the Proposed Final Net Tangible Asset Amount and the Proposed Net Working Capital Change Amount and shall permit Buyer and its representatives to be present to coordinate and observe the counting procedure performed and to take such test counts as such representatives of Buyer consider appropriate in the circumstances.

         (c) If the Final Net Tangible Asset Amount is equal to or greater than $107,500,000, there shall be no adjustment of the Exchange Consideration on account of the Final Net Tangible Asset Amount. If the Final Net Tangible Asset Amount is less than $107,500,000, the difference shall be paid to Buyer by Seller with simple interest thereon from the Closing Date to the date of payment at a floating rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. as its prime rate in effect. Such payment shall be made in immediately available funds not later than five Business Days after the determination of the Final Net Tangible Asset Amount by wire transfer to a bank account designated in writing by Buyer.

         (d) If the Closing Date is any day after June 28, 1998, the Exchange Consideration shall be subject to adjustment on account of the Final Net Working Capital Change Amount as provided in this Section 2.04(d). If the Final Net Working Capital Change Amount is zero or constitutes a decrease of the Closing Net Working Capital Amount from the June 28 Net Working Capital Amount, there shall be no adjustment of the Exchange Consideration on account of the Final Net Working Capital Change Amount. If the Final Net Working Capital Change Amount constitutes an increase of the Closing Net Working Capital Amount over the June 28 Net Working Capital Amount, Buyer shall pay to Seller an amount equal to the Net Working Capital

Adjustment Amount (as hereinafter defined), together with interest thereon as provided below in this Section 2.04(d). The "Net Working Capital Adjustment Amount" shall equal the lesser of (i) the Final Net Working Capital Change Amount or (ii) the amount of the excess of the Final Net Tangible Asset Amount over $107,500,000. Interest shall accrue on the Net Working Capital Adjustment Amount from the Closing Date to the date of payment at a floating rate per annum equal to the per annum interest rate announced from time to time by Citibank, N.A. as its prime rate in effect. Payment of the Net Working Capital Adjustment Amount and accrued interest thereon shall be made in immediately available funds not later than five Business Days after the determination of the Final Net Working Capital Change Amount by wire transfer to a bank account designated in writing by Seller.

         (e) Seller shall make available and shall cause Ernst & Young LLP to make available, in accordance with reasonable and customary practices and professional standards and subject to such reasonable conditions as Ernst & Young LLP shall impose, the books, records, documents and work papers underlying the preparation and review of the Opening Statement and the calculation of the Proposed Final Net Tangible Asset Amount and the Proposed Net Working Capital Change Amount. Buyer shall make available and shall cause Grant Thornton LLP to make available, in accordance with reasonable and customary practices and professional standards and subject to such reasonable conditions as Grant Thornton LLP shall impose, the books, records, documents and work papers created or prepared by or for Buyer in connection with the review of the Proposed Final Net Tangible Asset Amount, the Proposed Net Working Capital Change Amount and the other matters contemplated by Section 2.04(a).

         (f) The fees and expenses, if any, of the accounting firm selected to resolve any disputes between Seller and Buyer in accordance with Section 2.04(a) shall be paid one-half by Seller and one-half by Buyer.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Section  3.01   Representations   and  Warranties  of  Seller.   Seller
represents and warrants to Buyer as set forth in Exhibit B.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Section 4.01 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as set forth in Exhibit C.

                                    ARTICLE V

                       COVENANTS AND AGREEMENTS OF SELLER

         Section 5.01 Conduct of Business. Except with the written consent of Buyer (which consent shall not be unreasonably withheld or delayed), as set forth in Schedule 5.01, as permitted below or required by Applicable Law, or in accordance with the terms and conditions of Contracts entered into in the ordinary course of business and consistent with past practices and in existence on the date of this Agreement, from the date of this Agreement until the Closing Date, Seller Companies shall conduct the HPG Business in all material respects in accordance with the historical and customary operating practices relating to the conduct of the HPG Business and shall use reasonable commercial efforts to preserve intact the HPG Business and the relationships of Seller Companies with third parties in connection with the HPG Business, and Seller Companies shall not:

                  (i) except for expenditures contemplated by the 1998 capital expenditure plan for the HPG Business, make any capital expenditure, or group of related capital expenditures, relating to the HPG Business in excess of $500,000 in the aggregate;

                  (ii) sell or dispose of more than an aggregate of $500,000 of assets that would constitute Transferred Assets if owned, held or used by any Seller Companies on the Closing Date (other than the sale of Inventory in the ordinary course of business consistent with past practices or obsolete Inventory whether or not in the ordinary course of business, and the sale of surplus equipment and materials arising out of or relating to the closing of the Kuantan Facility);

                  (iii) sell, transfer, license or otherwise dispose of (other than in the ordinary course of business consistent with past practices to suppliers, vendors, or other Persons doing work for the HPG Business as part of such work for the HPG Business) any Intellectual Property used exclusively in the HPG Business;

                  (iv) terminate the coverage of any policies of title, liability, fire, workers' compensation, property and any other form of insurance covering the operations of the HPG Business, except where such policies are replaced by policies that are substantially similar in all material respects to the terminated policies;

                  (v) settle any lawsuit or claim if such settlement imposes a material continuing non-monetary obligation on the HPG Business or any of the Transferred Assets;

                  (vi) grant any new or modified severance or termination arrangement or increase or accelerate in any material respect any amount payable under the severance or termination pay policies in effect on the date of this Agreement with respect to any Transferred Employee; or

                  (vii) except as otherwise may be permitted or required by this Agreement or Applicable Law, adopt or amend in any material respect any Employee Plan or Benefit

         Arrangement in respect of any Transferred Employee or, other than compensation increases in the ordinary course of business, with respect to any Transferred Employee at a level of Vice President or above, increase the compensation or fringe benefits of such Transferred Employee or pay any benefit not required by any Employee Plan or Benefit Arrangement with respect to such Transferred Employee.

         Section 5.02      Access to Information; Confidentiality.

         (a) Except as may be necessary to comply with any Applicable Laws, from the date of this Agreement until the Closing Date, Seller Companies shall (i) give Buyer and its Representatives reasonable access to the records of Seller Companies relating to the HPG Business during normal business hours and upon reasonable prior notice, (ii) give Buyer and its Representatives reasonable access to any facilities the possession of which will be transferred to Buyer at Closing during normal business hours and upon reasonable prior notice, (iii) furnish to Buyer and its Representatives such financial and operating data and other information relating to the HPG Business as Buyer may reasonably request and (iv) instruct the employees and Representatives of Seller Companies to provide reasonable cooperation to Buyer in its investigation of the HPG Business. Without limiting the generality of the foregoing, subject to the limitations set forth in the first sentence of this Section 5.02(a), from the date of this Agreement to the Closing Date Seller shall (i) use reasonable commercial efforts to enable Buyer and its Representatives to conduct, at Buyer's expense, business and financial reviews, investigations and studies as to the operation of the HPG Business, including any tax, operating or other efficiencies that may be achieved and (ii) give Buyer and its Representatives access upon reasonable request to information relating to the HPG Business.

         (b) For a period commencing on the Closing Date and ending on the date on which the Trademark License Agreement terminates in respect of the Black & Decker trademark, Seller Companies will treat and hold as confidential, any confidential information relating primarily to the operations or affairs of the HPG Business. In the event any Seller Companies are requested or required (by written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any such confidential information, then Seller shall notify Buyer promptly of the request or requirement so that Buyer, at its expense, may seek an appropriate protective order or waive compliance with this
Section 5.02(b). If, in the absence of a protective order or receipt of a waiver hereunder, any Seller Companies are, on the advice of counsel, compelled to disclose such confidential information, Seller Companies may so disclose the confidential information, provided that Seller Companies shall use their reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such confidential information. The provisions of this Section 5.02(b) shall not be deemed to prohibit the disclosure of confidential information relating to the operations or affairs of the HPG Business by any Seller Companies to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority, (iii) in connection with any insurance claims, (iv) to the extent necessary to comply with any Applicable Laws or (v) to provide services to any Buyer Companies in accordance with the terms and conditions of any of the Transaction Documents. Notwithstanding the foregoing, the provisions of this Section 5.02(b) shall not apply to information that (i) is or becomes publicly available other than as a result of a disclosure by any Seller Company, (ii) is or becomes available to a Seller Company on a non-confidential basis from a source that, to Seller's knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation or (iii) is or has been independently developed by a Seller Company (other than solely for the HPG Business). This
Section 5.02(b) shall not apply to the disclosure of confidential information concerning the household products businesses of Seller Companies headquartered in countries other than the Designated Countries or to the use, license or sale of Intellectual Property not constituting Transferred Assets.

         Section 5.03 Change of Lockbox Accounts. Immediately after the Closing, Seller shall take such steps as Buyer may reasonably request to cause Buyer to be substituted as the sole party having control over any lockbox or similar bank account maintained exclusively by the HPG Business to which customers of the HPG Business directly make payments in respect of the HPG Business or to direct the bank at which any such lockbox or similar account is maintained to transfer any payments made thereto to an account established by Buyer.

         Section 5.04 Access to Information; Cooperation After Closing.

         (a) On and after the Closing Date, Seller shall, and shall cause each of the other Seller Companies to, at their expense (i) afford Buyer and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of Seller Companies to the extent relating to the conduct of the HPG Business prior to the Closing and (ii) cooperate fully with Buyer with respect to matters relating to the conduct of the HPG Business prior to the Closing, including, without limitation, in the defense or pursuit of any Transferred Asset or Assumed Liability or any claim or action that relates to occurrences involving the HPG Business prior to the Closing Date. In addition, Seller shall cause its independent accountants to make available their work papers in respect of the HPG Financial Statements and the financial statements contemplated by Section 9.02(g).

         (b) Subject to and consistent with the obligations of senior management to continue to manage and operate the HPG Business, Seller shall cause the members of the senior management team of the HPG Business to make themselves available to assist Buyer and their representatives in the review and preparation of offering memoranda and related documents to be used by Buyer in the financing of the Contemplated Transactions, and shall cause its independent accountants to provide comfort letters in customary form at Buyer's expense in connection with such financing and in connection therewith shall provide such representation letters to its independent accountants as are reasonably required.

         Section 5.05 Maintenance of Insurance Policies. Except as otherwise provided in Exhibit D, on and after the date of this Agreement and until the Closing Date, Seller shall not take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability of any insurance (including reinsurance) in effect on the date of this Agreement that covers all or any part of the assets that would constitute Transferred Assets if owned, held or used by any Seller Companies on the Closing Date, the HPG Business or the Transferred Employees. Except as otherwise provided in Exhibit D or as may otherwise be agreed in writing by the parties, Seller shall not have any obligation to maintain the effectiveness of any such insurance policy after the Closing Date or to make any monetary payment in connection with any such policy, unless such monetary payment relates to a period prior to Closing under a policy in effect prior to Closing.

         Section 5.06 Noncompetition; Nonsolicitation; etc.

         (a) Seller covenants and agrees, as an inducement to Buyer to enter into this Agreement and to consummate the Contemplated Transactions, that: (i) with respect to Additional Products (as defined in the Trademark License Agreement), for a period commencing on the Closing Date and ending on the date on which the Trademark License Agreement terminates in respect of the Black & Decker trademark ("Period One"), and (ii) with respect to products that are Designated Products as of the date of this Agreement, for a period commencing on the Closing Date and ending on the date that is the fifth anniversary of the date on which the Trademark License Agreement terminates in respect of the Black & Decker trademark (the "Fifth Anniversary Date"), no Seller Company (for so long but only for so long as it remains a Seller Company) will, directly or indirectly, carry on or participate in the ownership, management or control of any Competing Business (as hereinafter defined). "Competing Business" shall mean
(i) during Period One, any business enterprise that sells in any Designated Countries any of the Additional Products or products that are Designated Products as of the date of this Agreement, and (ii) during the period commencing on the day after the date of termination of Period One and ending on the Fifth Anniversary Date, any business enterprise that sells in any Designated Countries any products that are Designated Products as of the date of this Agreement.

         (b) Nothing contained in this Section 5.06 shall limit or restrict the right of any Seller Company to hold and make investments in securities of any Person that has securities listed on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided that the aggregate equity interest therein of Seller Companies does not exceed five percent of the outstanding shares or interests in such Person at the time of Seller Companies' investment therein provided that such Seller Company does not take any active management role. Notwithstanding any provisions of this Section 5.06 to the contrary, if Seller or any other Seller Company acquires securities of any Person that is engaged in a Competing Business, Seller Companies shall not be deemed to be in violation of this Section 5.06, provided that (A) (i) at the time of acquisition the Competing Business represents less than 10% of the gross revenues of the acquired Person for the acquired Person's most recently completed fiscal year and (ii) Seller Companies use reasonable commercial efforts to divest the operations of such Competing Business subsequent to such acquisition, or (B) at the time of acquisition the Competing Business represents less than five percent of the gross revenues of the acquired Person for the acquired Person's most recently completed fiscal year.

         (c) Nothing contained in this Section 5.06 shall limit or restrict the right of any Seller Company to engage in any business outside of the Designated Countries or to sell any Designated Products to Persons outside of the Designated Countries so long as the Seller Company in connection with the sale of any such Designated Products to Persons outside of the Designated Countries takes commercially reasonable steps to ensure that the Designated Products will not be sold in the Designated Countries by such Persons. Nothing contained in this Section 5.06 shall limit or restrict the right of any Seller Company to sell new products purchased from Buyer or Buyer Companies on or after the Closing Date, new products in inventory at or for the Seller Companies' service centers, company stores and outlet stores or reconditioned products (or any related parts, accessories or attachments) of the HPG Business through Seller Companies' service center network (consisting of both owned and authorized service centers) in a manner consistent with past practices or in accordance with any agreements or arrangements between a Seller Company and the HPG Business.

         (d) Notwithstanding any provisions of this Section 5.06 to the contrary, Seller Companies shall not be deemed to be in violation of this
Section 5.06 to the extent that, following the Closing, Seller Companies sell Designated Products (i) that are in the Inventory of Seller Companies at or for the Seller Companies' service centers, company stores and outlet stores as of the Closing Date (or result from raw materials or work in process in the Inventory of Seller Companies at or for the Seller Companies' service centers, company stores and outlet stores as of the Closing Date) or (ii) to fulfill contracts, agreements, commitments, sales or purchase orders or other similar instruments of any kind, whether oral or written, at or for the Seller Companies' service centers, company stores and outlet stores as in effect on the Closing Date. Notwithstanding any provisions of this Section 5.06 to the contrary, Seller Companies shall not be deemed to be in violation of this
Section 5.06 to the extent that, following the Closing, Seller Companies sell Cleaning and Lighting Products.

         (e) From and after the date of this Agreement until the first anniversary of the Closing Date, Seller Companies shall not, without prior written approval of Buyer employ any non-exempt (within the meaning of the Fair Labor Standards Act) Transferred Employee. In addition, from and after the date of this Agreement until the fifth anniversary of the Closing Date, no Seller Company shall, without the prior written approval of Buyer, directly or indirectly solicit any individual who was a non-exempt (within the meaning of the Fair Labor Standards Act) Transferred Employee to terminate his or her employment relationship with Buyer or Buyer Companies; provided, however, that the foregoing shall not apply to individuals hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or a class of individuals that could only be satisfied by employees of Buyer Companies) or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of Buyer Companies. From and after the date of this Agreement until the fifth anniversary of the Closing Date, no Seller Company will induce or seek to induce any contractor, supplier, client or customer of Buyer or Buyer Companies to terminate their relationship with Buyer or Buyer Companies in respect of the HPG Business.

         (f) Seller recognizes and agrees that a breach by Seller Companies of any of the covenants and agreements in this Section 5.06 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Seller Companies, in addition to any other rights and remedies that may be available to Buyer under Applicable Law. If this Section 5.06 is more restrictive than permitted by the Applicable Laws of the jurisdiction in which Buyer seeks enforcement hereof, this Section
5.06 shall be limited to the extent required to permit enforcement under such Applicable Laws.

                                   ARTICLE VI

                        COVENANTS AND AGREEMENTS OF BUYER

         Section 6.01 Confidentiality. Buyer agrees that all information provided or otherwise made available in connection with the Contemplated Transactions, to Buyer or any of its Representatives shall be treated as if provided under the Confidentiality Agreement (whether or not the Confidentiality Agreement is in effect or has been terminated). With the exception of the sixth paragraph of the Confidentiality Agreement, which shall continue to apply in accordance with the terms of the Confidentiality Agreement following the Closing, the other terms of the Confidentiality Agreement shall no longer apply following the Closing. Nothing in this Section 6.01, however, shall limit or otherwise restrict the applicability of any other confidentiality or similar provisions included in the Transaction Documents.

         Section 6.02 Provision and Preservation of and Access to Certain Information; Cooperation.

         (a) Prior to the Closing Date, Buyer shall provide to Seller promptly upon its receipt thereof copies of all environmental audit and similar reports with respect to facilities the possession of which will be transferred to Buyer at the Closing. Buyer shall provide to Seller a copy of all sampling results, boring logs, analyses and other data and reports regarding any environmental review conducted by Buyer immediately upon obtaining them.

         (b) On and after the Closing Date, Buyer shall preserve all books and records of the HPG Business for a period of six years commencing on the Closing Date (or in the case of books and records relating to Tax, employment and employee matters, until such time as Seller notifies Buyer in writing that all statutes of limitations to which such records relate have expired), and thereafter, not to destroy or dispose of such records without giving notice to Seller of such pending disposal and offering Seller such records. In the event Seller has not requested such materials within 90 days following the receipt of notice from Buyer, Buyer may proceed to destroy or dispose of such materials without any liability. Notwithstanding the foregoing, Buyer shall be entitled to destroy or dispose of any books and records of the HPG Business on or after the tenth anniversary of the Closing Date.

         (c) From and after the Closing Date, Buyer shall at its expense (i) afford Seller and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of Buyer relating to the HPG Business and provide copies of such information concerning the HPG Business as Seller may reasonably request in connection with the matters contemplated by Section 2.04, the preparation of any Tax Returns, in connection with any judicial, quasi-judicial, administrative, Tax, audit or arbitration proceeding, in connection with the preparation of any financial statements or reports required in accordance with Applicable Laws and in connection with the defense of any third party claims or allegations that relate to or may relate to Excluded Liabilities and (ii) cooperate fully with Seller for any proper purpose, including, without limitation, the defense of or pursuit of any Excluded Liability, Excluded Asset or Indemnified Claim, or any third party claim or action that relates to an Excluded Liability, Excluded Asset or Indemnified Claim.

         Section 6.03 Insurance; Financial Support Arrangements.

         (a) Buyer acknowledges and agrees that as of the Closing Date, neither Buyer, the HPG Business, any property owned or leased by any of the foregoing nor any of the directors, officers, employees (including, without limitation, the Transferred Employees) or agents of any of the foregoing will be insured under any insurance policies maintained by Seller or any of its Affiliates, except (i) in the case of certain claims made policies, to the extent that a claim has been reported as of the Closing Date, (ii) in the case of a policy that is an occurrence policy, to the extent the accident, event or occurrence that results in an insurable loss occurs prior to the Closing Date and has been, is or will be reported or noticed to the respective carrier by Buyer or any Seller Company in accordance with the requirements of such policies (which claims Seller shall, at Buyer's cost and expense, pursue diligently on Buyer's behalf and the net proceeds of which claims (except to the extent they relate to Excluded Liabilities) shall be remitted promptly to Buyer upon receipt thereof), and (iii) as otherwise provided in Exhibit D or agreed to in writing by the parties. Except as otherwise provided in Exhibit D or as otherwise may be agreed to in writing by the parties, from and after the Closing Date, Seller shall have no obligation of any kind to maintain any form of insurance covering all or any part of the Transferred Assets, the HPG Business or the Transferred Employees.

         (b) From and after the Closing Date, Buyer agrees to reimburse Seller within 30 days of receipt of an invoice for any self insurance, retention, deductible, retrospective premium, cash payment for reserves calculated or charged on an incurred loss basis and similar items, including but not limited to associated administrative expenses and allocated loss adjustment or similar expenses (collectively, "Insurance Liabilities") allocated to the HPG Business by Seller on a basis consistent with past practices resulting from or arising under any and all current or former insurance policies maintained by Seller or any of its Affiliates to the extent that such Insurance Liabilities relate to or arise out of Assumed Liabilities or any activities of Buyer. Buyer agrees that, to the extent any of the insurers under the insurance policies, in accordance with the terms of the insurance policies, requests or requires collateral, deposits or other security to be provided with respect to claims made against such insurance policies relating to or arising from Assumed Liabilities, Buyer shall provide the collateral, deposits or other security or, upon request of Seller, will replace any collateral, deposits or other security provided by Seller or any of its Affiliates.

         (c) Buyer agrees that, for a period of six years commencing on the Closing Date, to the extent it maintains product liability or similar insurance coverage, Buyer will use reasonable efforts (at Seller's cost to the extent of any additional cost therefor, provided that, in the event there will be such a cost, Buyer will give Seller a reasonable period of time to determine whether it desires to incur such cost before Buyer commits to such coverage with respect to Seller) to include Seller and its Affiliates as an additional insured/loss payee on any such policies in respect of which Seller or its Affiliates has or may have an insurable interest with respect to the HPG Business, the Transferred Assets, any of the Assumed Liabilities or any facilities the possession of which will be transferred to Buyer at the Closing. Seller agrees, for a period of six years commencing on the Closing Date, to include Buyer Companies as additional insured/loss payees on any product liability policies or similar insurance coverage of Seller (at Buyer's cost to the extent of any additional cost therefor, provided that, in the event there will be such a cost, Seller will give Buyer a reasonable period of time to determine whether it desires to incur such cost before Seller commits to such coverage with respect to Buyer) as to all claims or occurrences that constitute Excluded Liabilities.

         (d) Buyer agrees that, not later than December 31, 1998, and in a manner reasonably satisfactory to Seller, Buyer shall in good faith seek to release Seller and its Affiliates from all obligations under all Financial Support Arrangements.

         (e) If, at any time after the Closing Date, (i) any amounts are drawn on or paid under any Financial Support Arrangement where Seller or any of its Affiliates is obligated to reimburse the Person making such payment or (ii) Seller or any of its Affiliates pays any amounts under, or any fees, costs or expenses relating to, such Financial Support Arrangement, Buyer shall pay Seller such amounts promptly after receipt from Seller of notice thereof accompanied by written evidence of the underlying payment obligation and payment thereof.

         (f) In the event that Buyer fails to ensure that Seller and its Affiliates are unconditionally released from all obligations under the Financial Support Arrangements not later than December 31, 1998, Buyer shall either (i) promptly deposit with Seller cash in an amount equal to the aggregate principal or stated amount, as may be applicable, of the Financial Support Arrangements not so released or (ii) provide back-up letters of credit issued by one or more commercial banks reasonably satisfactory to Seller, payable to Seller in such aggregate principal or stated amount and otherwise in form and substance reasonably satisfactory to Seller with respect to such Financial Support Arrangements. Any cash deposited with Seller in accordance with clause (i) shall be held by Seller in a segregated interest-bearing account and shall be used by Seller solely to satisfy its payment obligations in respect of such Financial Support Arrangements, and the unused portion of any cash (including interest) so deposited with Seller shall be returned to Buyer promptly following the release of Seller Companies with respect to, or any other termination of, the Financial Support Arrangement.

         Section 6.04 Use of Intellectual Property. Buyer acknowledges and agrees that except as otherwise specifically contemplated by the Transaction Documents, no Buyer Company is obtaining any rights in or to use any Intellectual Property. Buyer further acknowledges and agrees that notwithstanding any provision to the contrary in the Transaction Documents, except as permitted by the Trademark License Agreement or the Cross License Agreement, Buyer shall not use, and Buyer shall cause its Affiliates not to use, any trademark, logo or tradename of Seller or any Affiliate of Seller (other than those listed on Attachment XII as Transferred Assets and transferred to Buyer under the terms of this Agreement) or any trademarks, logos or trade names that are confusingly similar thereto or that are a translation or transliteration thereof into any language or alphabet.

         Section 6.05 Certain Environmental Investigations.

         (a) Buyer agrees that, if Buyer decides to conduct prior to Closing an environmental audit or similar review of the HPG Business that involves testing, drilling or sampling at any facility, possession of which is contemplated to be transferred to a Buyer Company at Closing, Buyer will so advise Seller and will give Seller sufficient prior written notice to enable Seller's Representatives to be present during any such testing, drilling or sampling, and to review and comment on any work plans related to such audit or review. Buyer further agrees to arrange for split samples to be taken in connection with any such audit or review, with any additional costs therefor to be paid by Seller. Except with respect to split samples, Buyer agrees that it will conduct such testing, drilling, or sampling, including disposal of all materials associated with such activities, such as drill cuttings, wastewater, and sampling equipment, at Buyer's sole cost and expense and in accordance with all Applicable Laws, including Environmental Laws. If the Closing contemplated by the Transaction Documents is not consummated for any reason, Buyer agrees to restore each facility at which any such testing, drilling or sampling was conducted to reasonable working condition.

         (b) Except to the extent Buyer is otherwise required to take action itself in accordance with Applicable Law, all information obtained from Buyer's environmental review shall be kept confidential and Buyer shall not provide it to any Person other than its advisors and Seller, and in the event that Buyer's environmental review discloses conditions at any of Seller's facilities that may require notice to a Governmental Authority prior to Closing, Seller shall determine what reporting, if any, is necessary and shall conduct any such reporting.

         Section 6.06 Nonsolicitation of Employees, etc. From and after the date of this Agreement until the fifth anniversary of the Closing Date, neither Buyer nor any Buyer Companies shall, without the prior written approval of Seller, directly or indirectly solicit any individual who is a non-exempt (within the meaning of the Fair Labor Standards Act) employee of a Seller Company to terminate his or her employment relationship with Seller Companies; provided, however, that the foregoing shall not apply to individuals hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or a class of individuals that could only be satisfied by employees of Seller Companies) or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of Seller Companies. Buyer recognizes and agrees that a breach by Buyer or Buyer Companies of any of the covenants and agreements in this Section
6.06 could cause irreparable harm to Seller, that Seller's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Buyer or Buyer Companies, in addition to any other rights and remedies that may be available to Seller under Applicable Law. If this Section 6.06 is more restrictive than permitted by Applicable Laws of the jurisdiction in which Seller seeks enforcement hereof, this Section 6.06 shall be limited to the extent required to permit enforcement under such Applicable Laws.

                                   ARTICLE VII

                     COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 7.01 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the Contemplated Transactions. Seller and Buyer shall execute and deliver, and shall cause Seller Companies and Buyer Companies, as appropriate or required and as the case may be, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate or implement the Contemplated Transactions, specifically including the reading and formalization of a public deed in Spanish, in front of a Notary Public in Queretaro, Mexico, and the recordation of said public deed in the applicable governmental office or registry. Except as otherwise expressly set forth in the Transaction Documents, nothing in this Section 7.01 shall require any Seller Companies or Buyer Companies to make any payments in order to obtain any consents or approvals necessary or desirable in connection with the consummation of the Contemplated Transactions.

         Section 7.02 Certain Filings; Consents. Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the Contemplated Transactions and (ii) subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 7.03 Public Announcements. Prior to the Closing, Seller and Buyer shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Contemplated Transactions and, except as may be required by Applicable Law or any listing agreement with any national or international securities exchange, shall not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, no provision of this Agreement shall relieve Buyer from any of its obligations under the Confidentiality Agreement, or terminate any of the restrictions imposed upon Buyer by Section 6.01.

         Section 7.04 Intellectual Property.

         (a) Buyer acknowledges and agrees that Buyer Companies shall hold all Intellectual Property constituting part of the Transferred Assets subject to any licenses thereof granted by Seller Companies prior to the Closing Date and, other than in the ordinary course of business consistent with past practices to suppliers, vendors, or other Persons doing work for the HPG Business as part of such work for the HPG Business, Seller will not take any action to impair, encumber, impede or invalidate such Intellectual Property prior to the Closing Date.

         (b) Buyer further acknowledges and agrees that the transfer of Intellectual Property constituting Transferred Assets to Buyer Companies shall not affect the right of Seller Companies to use, disclose or otherwise freely deal with any know-how, trade secrets and other technical information not constituting Transferred Assets, except to the extent otherwise limited in the Cross License Agreement and subject to the provisions of Section 5.06.

         Section 7.05 HSR Act. Seller and Buyer shall take all actions necessary or appropriate to cause the prompt expiration or termination of any applicable waiting periods under the HSR Act and the Mexican Federal Law of Economic Competition in respect of the Contemplated Transactions, including, without limitation, complying as promptly as practicable with any requests for additional information.

         Section 7.06 Certain Environmental Insurance Matters. The provisions of this Section 7.06 shall not have any effect on any insurance policies of Buyer or Buyer Companies. Notwithstanding any provision to the contrary in this Agreement, this Section 7.06 shall constitute Seller's and Buyer's agreement regarding the allocation of insurance proceeds with respect to matters that arise under or relate to Environmental Laws that are comprised, in whole or in part, of Environmental Liabilities that constitute Assumed Liabilities (the "Environmental Insurance Claims"). Buyer acknowledges and agrees that, notwithstanding any other provisions of the Transaction Documents, Seller shall control the Environmental Insurance Claims and shall have the right to compromise or settle any Environmental Insurance Claims; provided, however, that without the prior written consent of Buyer, Seller shall not have the right to enter into any compromise or settlement of any Environmental Insurance Claim that (i) imposes any liability, obligation or responsibility on any Buyer Company or (ii) imposes any condition, restriction or limitation on the operation or conduct of the HPG Business. Seller agrees to act in good faith and with reasonable prudence to maximize recovery (after costs and Taxes) with respect to the Environmental Insurance Claims and shall allocate any recovery received with respect to such Environmental Insurance Claims, first, to the costs incurred to collect such recovery (whether incurred before or after Closing) and, second, to all net Tax costs related to such recovery. With respect to any recovery remaining (the "Remaining Recovery"):

                  (i) if the recovery applies to liabilities that are Assumed Liabilities and to liabilities that are not Assumed Liabilities, and the recovery was not designated as arising from specific liabilities (e.g., a global settlement with an insurance carrier), Seller will pay Buyer an amount equal to the Remaining Recovery multiplied by X multiplied by (one minus Y); where X equals the total of the Environmental Insurance Claims (estimated by Seller as of the date of recovery) under said insurance policies divided by the total environmental and other claims by Seller under said insurance policies; and Y equals Seller's past expenditures on said liabilities divided by the sum of (A) Seller's past expenditures in respect of said liabilities and (B) the total estimated expenditures to be made by Seller or Buyer in respect of said liabilities (estimated by Seller as of the date of recovery), or

                  (ii) if the recovery was designated as arising from a specific liability that is an Assumed Liability, Seller will pay Buyer the Remaining Recovery multiplied by (one minus Y).

Any obligations assumed in any such compromise or settlement of the Environmental Insurance Claims shall be apportioned between Seller and Buyer in the same proportion as a recovery would be allocated pursuant to this Section 7.06.

         Section 7.07 Legal Privileges. Except as to attorney-client work product and other legal privileges with respect to the negotiation of, and matters relating to, the Contemplated Transactions, Seller and Buyer acknowledge and agree that all attorney-client, work product and other legal privileges that may exist with respect to the Transferred Assets, Excluded Assets, Assumed Liabilities or Excluded Liabilities shall, from and after the Closing Date, be deemed common privileges of Seller and Buyer to the extent that Seller and Buyer have common interests in the matter. Both Seller and Buyer shall use all commercially reasonable efforts after the Closing Date to preserve all such privileges and neither Seller nor Buyer shall knowingly waive any such privilege without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).


                                  ARTICLE VIII

                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

         Section 8.01 Employees and Employee Benefit Matters. The parties agree as to employee and employee benefit matters as set forth in Exhibit D.


                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         Section  9.01  Conditions  to  the  Obligations  of  Each  Party.   The
obligations of Seller and Buyer to consummate the Closing are subject to the satisfaction (or waiver) of the following conditions:

         (a) any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated without any action being taken by a Governmental Authority that restrains, prevents or results in a Material Adverse Effect on the HPG Business;

         (b) no provision of any Applicable Law and no judgment, injunction, order or decree shall restrain or prohibit the transactions contemplated hereby or shall exist which would materially limit or adversely effect Buyer's ownership or control of the Transferred Assets, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or Governmental Authority challenging any of the Contemplated Transactions or seeking monetary relief by reason of the consummation of the Contemplated Transactions that reasonably could be expected to have a Material Adverse Effect on the HPG Business; and

         (c) all actions by or in respect of or filings with any Governmental Authority required to permit the Contemplated Transactions shall have been obtained.

         Section 9.02 Conditions to Obligation of Buyer. The obligations of Buyer to consummate the Closing are subject to the satisfaction (or waiver by Buyer) of the following further conditions:

         (a) (i) Seller shall have performed in all respects all of its obligations under the Transaction Documents required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in the Transaction Documents shall be true and correct at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are by their express terms made as of a specific date shall be true and correct only as of such date, in each case except for inaccuracies that could not reasonably be expected to have a Material Adverse Effect on the HPG Business (except with respect to the representations and warranties contained in Sections B.01 and B.02, which shall be true and correct subject only to the exceptions set forth therein), and (iii) Buyer shall have received a certificate signed by an executive officer of Seller to the foregoing effect;

         (b) since March 29, 1998, no event has occurred that has had a Material Adverse Effect on the HPG Business;

         (c) Seller or the applicable Affiliated Transferor shall have executed and delivered, on or before the Closing Date, the Transaction Documents that are required to be signed by a Seller Company;

         (d) Seller or the applicable Affiliated Transferor, as the case may be,
shall  have  obtained  the  consents,   approvals  or  permits  contemplated  by
Attachment XIII to this Agreement;

         (e) Seller or the applicable Affiliated Transferor shall have prepared and delivered on or before the Closing Date a patent docket and a trademark docket, each of which shall set forth with particularity and accuracy with respect to all Intellectual Property that constitute Transferred Assets all actions known as of the date of preparation that are required to be taken to maintain such Intellectual Property within the six months following the Closing Date;

         (f) Buyer shall have received an opinion of Miles & Stockbridge P.C. in the form attached hereto as Attachment XXIX to this Agreement; and

         (g) Buyer shall have received audited financial statements of the HPG Business consisting of the balance sheets as of December 31, 1997 and 1996 and the related statements of operations, owners' equity and cash flows for each of the three years in the period ended December 31, 1997, together with the opinion of Ernst & Young LLP thereon, which opinion shall state that such financial statements have been prepared in accordance with GAAP and shall be without qualification, and unaudited financial statements of the HPG Business consisting of the balance sheet as of March 28, 1998, and statements of operations and cash flows for the quarter then ended.

         Section 9.03 Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction (or waiver by Seller) of the following further conditions:

         (a) (i) Buyer shall have performed in all respects all of its obligations under the Transaction Documents required to be performed by Buyer at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in the Transaction Documents shall be true and correct at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are by their express terms made as of a specific date shall be true and correct only as of such date, in each case except for inaccuracies that could not reasonably be expected to have a Material Adverse Effect on the HPG Business (except with respect to the representations and warranties contained in Sections C.01 and C.02, which shall be true and correct subject only to the exceptions set forth therein), and (iii) Seller shall have received a certificate signed by an executive officer of Buyer to the foregoing effect; and

         (b) Buyer or the applicable Buyer Company shall have executed and delivered, on or before the Closing Date, the Transaction Documents that are required to be signed by a Buyer Company.

         Section 9.04 Effect of Waiver. Any waiver by Buyer of the conditions specified in clause (ii) of Section 9.02(a), and any waiver by Seller of the conditions specified in clause (ii) of Section 9.03, if made knowingly, shall also be deemed a waiver of any claim for Damages as the result of the matters waived.


                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

         Section 10.01 Survival.

         (a) None of the representations, warranties, covenants or agreements of the parties contained in any Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document or in connection with any Transaction Document shall survive the Closing, except for:

                  (i) the  representations  and  warranties in Sections B.01 and
         B.02 shall survive indefinitely;

                  (ii) the representations and warranties in Section B.13 shall not survive the Closing Date;

                  (iii) the representations and warranties in Section B.15 relating to Intellectual Property (other than patents and copyrights) and the representations and warranties in Sections B.07 and B.15 to the extent but only to the extent they relate to title to

         Transferred Assets shall survive for a period of six years and six months from the Closing Date;

                  (iv) the  representations  and warranties in Sections B.16 and
         B.18 shall survive until 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                  (v) the representations and warranties in Exhibit B (other than (A) those Sections of Exhibit B referenced in the preceding clauses (i), (ii) and (iv), (B) those representations and warranties in Section B.15 relating to Intellectual Property (other than patents and copyrights) and (C) those representations and warranties in Sections
         B.07 and B.15 to the extent but only to the extent they relate to title to Transferred Assets) shall survive for a period of one year from the Closing Date;

                  (vi) the  representations  and warranties in Sections C.01 and
         C.02 shall survive indefinitely;

                  (vii) the representations and warranties in Exhibit C (other than those Sections of Exhibit C referenced in the preceding clause
         (v)) shall survive for a period of one year from the Closing Date; and

                  (viii) those covenants and agreements set forth in the Transaction Documents that, by their terms, are to have effect after the Closing Date shall survive for the period contemplated by the covenants and agreements, or if no period is expressly set forth, indefinitely.

The representations, warranties, covenants and agreements referenced in the preceding clauses (i) and (iii) through (viii) are referred to herein as the "Surviving Representations or Covenants." It is understood and agreed that, (i) before the Closing the remedies expressly set forth in Article XI are the sole and exclusive remedies for any breach of any representation, warranty, covenant or agreement and (ii) following the Closing the sole and exclusive remedy with respect to any breach of any representation, warranty, covenant or agreement (other than (1) with respect to a breach of the terms of a covenant or agreement, as to which Buyer or Seller, as the case may be, shall be entitled to seek specific performance or other equitable relief and (2) with respect to claims for fraud) shall be a claim for Damages (whether by contract, in tort or otherwise, and whether in law, in equity or both) made pursuant to this Article X.

         (b) Except as otherwise provided in this Agreement, Buyer for itself, its Affiliates and their respective Representatives and successors, effective as of the Closing, releases and discharges Seller, its Affiliates and their respective Representatives from any and all Damages (whether by contract, in tort or both, and whether in law, in equity or both), rights of subrogation and contribution and remedies of any nature whatsoever, known or unknown, relating to or arising out of Environmental Liabilities or Environmental Laws, in either case, arising in connection with or in any way relating to the HPG Business and constituting an Assumed Liability.

         Section 10.02 Indemnification.

         (a) Effective as of the Closing and subject to the limitations set forth in Section 10.04(a), Buyer hereby indemnifies Seller and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of (i) any misrepresentation, breach or nonfulfillment of any Surviving Representation or Covenant made or to be performed by Buyer Companies pursuant to any of the Transaction Documents, (ii) except as otherwise contemplated by Sections 10.02(b)(iv), 10.04(b)(ii) and D.18, any Assumed Liabilities (including, without limitation, Buyer's (or any other Buyer Company's) failure to perform or in due course pay or discharge any Assumed Liability), (iii) any Financial Support Arrangement, (iv) any matters for which indemnification is provided under Exhibit D (it being understood that the terms of such indemnification shall be governed by and subject to the terms of Exhibit
D) or (v) any Environmental Laws to the extent such liabilities arise out of, relate to, are based on or result from any action taken (or a failure to take action) or any event occurring on or after the Closing Date. Other than costs associated with split samples, Buyer hereby indemnifies Seller and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to any actions taken by Buyer Companies or any of their Representatives in connection with any environmental audit or similar review of the HPG Business that involves testing, drilling or sampling at any facility possession of which is contemplated to be transferred to a Buyer Company at Closing, including, without limitation, (A) personal injury, wrongful death, economic loss or property damage claims, (B) claims for natural resource damages, (C) violations of Applicable Law or (D) any Damages with respect thereto.

         (b) Effective as of the Closing and subject to the limitations set forth in Section 10.04(b), Seller hereby indemnifies Buyer and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation, breach or nonfulfillment of any Surviving Representation or Covenant made or to be performed by the Seller Companies pursuant to any Transaction Document, (ii) any Excluded Liability or any other liability or obligation of the HPG Business, other than Assumed Liabilities (provided that nothing herein shall diminish Seller's obligations pursuant to Section 10.04(b)(ii)), to the extent arising out of, relating to, based on or resulting from actions taken (or failures to take action), events occurring or conditions existing prior to the Closing (including, without limitation, Seller's (or any other Seller Company's) failure to perform or in due course pay or discharge any Excluded Liability), (iii) any matters for which indemnification is provided under Exhibit D (it being understood that the terms of such indemnification shall be governed by and subject to the terms of Exhibit D) or (iv) Asheboro Closing Costs in an amount equal to 50% of the first $20,000,000 of Asheboro Closing Costs and 100% of all Asheboro Closing Costs in excess of $20,000,000.

         Section 10.03 Procedures.

         (a) If Seller or any of its Affiliates or any of their directors, officers, employees and agents, shall seek indemnification pursuant to Section 10.02(a), or if Buyer or any of its Affiliates or any of their directors, officers, employees and agents, shall seek indemnification pursuant to Section 10.02(b), the Person seeking indemnification (the "Indemnified Party") shall give written notice to the party from whom such indemnification is sought (the "Indemnifying Party") promptly (and in any event within 30 days) after the Indemnified Party (or, if the Indemnified Party is a corporation, any officer or employee of the Indemnified Party) becomes aware of the facts giving rise to such claim for indemnification (an "Indemnified Claim") specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Damages, if known, the method of computation thereof, containing a reference to the provision of the Transaction Documents in respect of which such Indemnified Claim arises and demanding indemnification therefor. The failure of an Indemnified Party to provide notice in accordance with this Section 10.03 shall not constitute a waiver of that party's claims to indemnification pursuant to
Section 10.02, except to the extent that (i) any such failure or delay in giving notice causes the amounts paid by the Indemnifying Party to be greater than they otherwise would have been or otherwise results in prejudice to the Indemnifying Party or (ii) such notice is not delivered to the Indemnifying Party prior to the expiration of the applicable survival period set forth in Section 10.01. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action, proceeding or Remedial Action brought by a Person that is not a party hereto (a "Third Party Claim"), any such notice to the Indemnifying Party shall be accompanied by a copy of any papers theretofore served on or delivered to the Indemnified Party in connection with such Third Party Claim. With respect to any Third Party Claim asserted or brought prior to the Closing Date, notice of such Third Party Claim shall be deemed to have been delivered on the Closing Date.

         (b) (i) Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Section 10.03(a), the Indemnifying Party will be entitled to assume the defense and control of such Third Party Claim subject to the provisions of this Section 10.03, provided that in the case of matters involving actions or claims that, if not first paid, discharged or otherwise complied with would result in a material interruption or cessation of the conduct of the HPG Business, the Indemnifying Party shall act promptly to avoid, to the extent practicable, any such effects on the HPG Business. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume the defense and control of a Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party for any legal fees or expenses subsequently incurred by such Indemnified Party in connection therewith. Notwithstanding anything in this Section 10.3 to the contrary, if the Indemnifying Party does not assume defense and control of a Third Party Claim as provided in this Section 10.3, the Indemnified Party shall have the right to defend such Third Party Claim, subject to the limitations set forth in this Section 10.03, in such manner as it may deem appropriate. Whether the Indemnifying Party or the Indemnified Party is defending and controlling any such Third Party Claim, it shall select counsel, contractors, experts and consultants of recognized standing and competence, shall take all steps necessary in the investigation, defense or settlement thereof, and shall at all times diligently and promptly pursue the resolution thereof. The party conducting the defense thereof shall at all times act as if all Damages relating to the Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom. The Indemnified Party shall, and shall cause each of its Affiliates, directors, officers, employees, and agents to, cooperate fully with the Indemnifying Party in connection with any Third Party Claim.

                  (ii) Subject to the  provisions of Section  10.03(b)(iii)  and
         Section 10.03(b)(iv), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, and the Indemnified Party shall consent to a settlement of, or the entry of any judgment arising from, such Third Party Claims; provided, that the Indemnifying Party shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (2) shall not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party's business; and (3) shall obtain, as a condition of any settlement or other resolution, a complete release of each Indemnified Party against any and all damages resulting from, arising out of or incurred with respect to such settlement or other resolution. Except for the foregoing, no settlement or entry of judgment in respect of any Third Party Claim shall be consented to by any Indemnifying Party or Indemnified Party without the express written consent of the other party.

                  (iii) Notwithstanding the provisions of Section 10.03(b)(i), Buyer shall manage all Remedial Actions conducted with respect to facilities which constitute Transferred Assets, provided that Seller and its Representatives shall have the right, consistent with Buyer's right to manage such Remedial Actions as aforesaid, to participate fully in all decisions regarding any Remedial Action, including reasonable access to sites where any Remedial Action is being conducted, reasonable access to all documents, correspondence, data, reports or information regarding the Remedial Action, reasonable access to employees and consultants of Buyer with knowledge of relevant facts about the Remedial Action and the right to attend all meetings and participate in any telephone or other conferences with any Government Authority or other third party regarding the Remedial Action.

                  (iv)  In the  case  of  the  indemnification  contemplated  by
         Section 10.02(b)(iii), in the event that the Indemnifying Party desires to settle the matters referenced therein or consent to the entry of any judgment arising thereunder and the Indemnified Party does not wish to consent to such settlement or entry of judgment, the Indemnified Party shall have no obligation to consent to the settlement or entry of judgment provided that it agrees in writing to pay and be responsible for 100% of any Damages; provided that the Indemnified Party shall not be required to consent to any settlement or agree to be responsible for the payment of Damages thereafter incurred with respect to any matter the settlement or entry of judgment of which would require the consent of such Indemnified Party pursuant to Section 10.03(b)(ii). The obligation of an Indemnified Party that rejects any proposed settlement offer or entry of any such judgment to pay and be responsible for 100% of any Damages in accordance with this Section 10.03(b)(iv) shall be conditioned upon and subject to the payment by the Indemnifying Party, within five

         Business Days of the date such Indemnified Party provides the written agreement contemplated by the preceding sentence, of an amount, in immediately available funds, equal to the portion of the total settlement that would have been payable by the Indemnifying Party according to the percentage sharing arrangement contemplated by Section 10.04(b)(ii). Thereafter, the Indemnified Party shall be solely responsible for any Damages and for the defense of the matter that is the subject of the proposed settlement or entry of judgment. Notwithstanding the foregoing, an Indemnifying Party may, at its option and expense, participate in the defense of any Indemnified Claim.

                  (v) In furtherance of and not in limitation of the provisions of this Section 10.03, with respect to product liability matters and other matters contemplated by Exhibit E, Seller and Buyer covenant and agree as set forth in Exhibit E.

         (c) If the Indemnifying Party and the Indemnified Party are unable to agree with respect to a procedural matter arising under Section 10.03(b)(iii), the Indemnifying Party and the Indemnified Party shall, within 10 days after notice of disagreement given by either party, agree upon a third-party referee ("Referee"), who shall be an attorney and who shall have the authority to review and resolve the disputed matter. The parties shall present their differences in writing (each party simultaneously providing to the other a copy of all documents submitted) to the Referee and shall cause the Referee promptly to review any facts, law or arguments either the Indemnifying Party or the Indemnified Party may present. The Referee shall be retained to resolve specific differences between the parties within the range of such differences. Either party may request that all discussions with the Referee by either party be in each other's presence. The decision of the Referee shall be final and binding unless both the Indemnifying Party and the Indemnified Party agree. The parties shall share equally all costs and fees of the Referee.

         (d) If an Indemnifying Party makes any payment on an Indemnified Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such claim.

         Section 10.04 Limitations. Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents:

         (a) Buyer shall only have liability to Seller or any other Person hereunder with respect to the representations and warranties described in clause
(i) of Section 10.02(a) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 10.03(a) within the period following the Closing Date specified for each respective matter in Section 10.01.

         (b) Seller shall only have liability to Buyer or any other Person hereunder:

                  (i) with respect to the representations and warranties described in clause (i) of Section 10.02(b), (y) to the extent that the aggregate Damages of all Indemnified Parties as the result thereof exceed $3,500,000 but are not greater than an amount equal to $3,500,000 plus 25% of the Adjusted Purchase Price (it being understood that Seller's maximum liability under Section 10.02(b)(i) with respect to representations and warranties and this Section 10.04(b)(i) shall be an amount equal to 25% of the Adjusted Purchase Price), and (z) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 10.03(a) within the period following the Closing Date specified for each respective matter in Section 10.01; provided, however, that such $3,500,000 threshold shall not apply to any such breach of representation or warranty in respect of the Black & Decker Trademarks (as defined in the Trademark License Agreement).

                  (ii) with respect to Environmental Liabilities constituting Assumed Liabilities, to the extent of 75% of the first $5,000,000 in aggregate Damages, and 100% of the aggregate Damages in excess of $5,000,000, in each case only to the extent incurred and paid within five years following the Closing Date by all Indemnified Parties as the result thereof based on the use of the facilities constituting Transferred Assets as of the Closing Date; and

                  (iii) with respect to the matters  described in clause (ii) of
         Section 10.02(b), there shall be no limitation on Seller's liability.


                                   ARTICLE XI

                                   TERMINATION

         Section 11.01 Termination. The Transaction Documents may be terminated at any time prior to the Closing:

                  (i) by mutual written agreement of Seller and Buyer;

                  (ii) by Seller or Buyer if the Closing shall not have been consummated by July 31, 1998; provided, however, that neither Seller nor Buyer may terminate the Transaction Documents pursuant to this clause (ii) if the Closing shall not have been consummated by July 31, 1998, by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in the Transaction Documents;

                  (iii) by either Seller or Buyer if there shall be any Applicable Law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

                  (iv) by Buyer if the representations and warranties of Seller shall not be true and correct as at any date prior to Closing or if Seller shall have failed to perform all of the covenants and comply with all of the provisions required by any Transaction Document to be performed or complied with by it on or before the Closing, unless such matters would not rise to the level of a failure of the Closing condition contemplated by Section 9.02(a) if Seller fails to so perform, comply or otherwise cure such matter within 15 days of receipt of notice from Buyer of such matter; and

                  (v) by Seller if the representations and warranties of Buyer shall not be true and correct as at any date prior to Closing or if Buyer shall have failed to perform all of the covenants and comply with all of the provisions required by any Transaction Document to be performed or complied with by it on or before the Closing, but only unless such matters would not rise to the level of a failure of the Closing condition contemplated by Section 9.03(a) if Buyer fails to so perform, comply or otherwise cure such matter within 15 days of receipt of notice from Seller of such matter.

Any party desiring to terminate this Agreement pursuant to this Section 11.01 shall give written notice of such termination to the other parties to this Agreement.

         Section 11.02 Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of any party (or any Affiliate, stockholder, director, officer, employee, agent, consultant or Representative of such party) to any other party to this Agreement; provided, however, that if the Contemplated Transactions fail to close as a result of a breach of the provisions of any Transaction Document by Seller or Buyer, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of all such breaches if the other party is ready, willing and able to otherwise satisfy its obligations under the Transaction Documents. Notwithstanding the foregoing, the provisions of Sections 6.01 and 12.03, the second sentence of Section 10.02(a), and this
Section 11.02 shall survive any termination hereof pursuant to Section 11.01.


                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to Seller:

                           The Black & Decker Corporation
                           701 East Joppa Road
                           Towson, Maryland  21286
                           Attention:  Senior Vice President and
                                            Chief Financial Officer
                           Telecopy: (410) 716-3318
                  with a copy to:

                           The Black & Decker Corporation
                           701 East Joppa Road
                           Towson, Maryland  21286
                           Attention:  Senior Vice President and
                                            General Counsel
                           Telecopy:  (410) 716-2660

                                            and

                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland  21202
                           Attention:  Glenn C. Campbell
                           Telecopy:  (410) 385-3700

                  if to Buyer:

                           Windmere-Durable Holdings, Inc.
                           5980 Miami Lakes Drive
                           Miami Lakes, Florida  33014-2467
                           Attention:  Harry D. Schulman
                           Telecopy:  (305) 364-0635

                  with a copy to:

                           Greenberg Traurig
                           1221 Brickell Avenue
                           Miami, Florida  33131
                           Attention:  Paul Berkowitz
                           Telecopy:  (305) 579-0717

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 12.01 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 12.01.

         Section 12.02 Amendments; Waivers.

         (a) Any provision of the Transaction Documents may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Seller and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 12.03 Expenses; Taxes. Except as otherwise provided in the Transaction Documents, all costs and expenses incurred in connection with the Transaction Documents shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, (i) all real estate transfer and similar taxes or governmental charges resulting from or relating to the transfer of the Transferred Assets to Buyer Companies by Seller or any of the Affiliated Transferors, shall be borne one-half by Seller and one-half by Buyer, (ii) all sales, use and similar taxes or governmental charges (other than value added or similar taxes for which Buyer or Buyer Companies can obtain a credit or refund) resulting from or relating to the transfer of the Transferred Assets to Buyer Companies by Seller or any of the Affiliated Transferors, shall be borne one-half by Seller and one-half by Buyer, and (iii) all value added or similar taxes for which Buyer or Buyer Companies can obtain a credit or refund shall be borne solely by Buyer and Buyer Companies. Each of Buyer and Seller shall reimburse the other for one-half of such fees and taxes and charges paid by the other promptly upon presentation of a demand therefor consistent with this
Section 12.03. Any property taxes that are assessed on an annual basis and have been paid by Seller Companies prior to Closing shall be prorated at Closing and Buyer shall reimburse Seller Companies for amounts attributable to any period or portion thereof on or after the Closing Date.

         Section 12.04 Successors and Assigns. The provisions of the Transaction Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party, except that Buyer may assign its rights and delegate its obligations hereunder to any Buyer Company, provided that Buyer shall remain responsible for the fulfillment of all such obligations and shall remain fully liable hereunder for its own actions or omissions and the actions or omissions of any such assignee as if such rights and obligations had not been assigned or delegated, and the Buyer may assign its rights hereunder to NationsBank, N.A., as collateral agent for Buyer's lenders.

         Section 12.05 Disclosure. Certain information set forth in the Disclosure Schedules has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of the Transaction Documents. The disclosure of any such information shall not be deemed to constitute an acknowledgement or agreement that the information is required to be disclosed in connection with the representations and warranties made in the Transaction Documents or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise used to determine whether any other information is material.

         Section 12.06 Construction. As used in the Transaction Documents, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of the Transaction Documents, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of the Transaction Documents.

         Section 12.07 Entire Agreement.

         (a) The Transaction Documents and any other agreements contemplated thereby (including, to the extent contemplated herein, the Confidentiality Agreement) constitute the entire agreement among the parties with respect to the subject matter of such documents and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter thereof.

         (b) The parties hereto acknowledge and agree that no representation, warranty, promise, inducement, understanding, covenant or agreement has been made or relied upon by any party hereto other than those expressly set forth in the Transaction Documents. Without limiting the generality of the disclaimer set forth in the preceding sentence, (i) neither Seller nor any of its Affiliates has made or shall be deemed to have made any representations or warranties, in any presentation or written information relating to the HPG Business given or to be given in connection with the Contemplated Transactions, in any filing made or to be made by or on behalf of Seller or any of its Affiliates with any Governmental Authority, and no statement, made in any such presentation or written materials, made in any such filing or contained in any such other information shall be deemed a representation or warranty hereunder or otherwise, and (ii) Seller, on its own behalf and on behalf of the other Seller Companies, expressly disclaims any implied warranties, including but not limited to warranties of fitness for a particular purpose and warranties of merchantability. Buyer acknowledges that Seller has informed them that no Person has been authorized by Seller or any of its Affiliates to make any representation or warranty in respect of the HPG Business or in connection with the Contemplated Transactions, unless in writing and contained in this Agreement or in any of the Transaction Documents to which they are a party.

         (c) Except as expressly provided herein or in any other Transaction Document, no Transaction Document or any provision thereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 12.08 Governing Law. Except as otherwise provided in any of the Transaction Documents, this Agreement and the other Transaction Documents shall be construed in accordance with and governed by the law of the State of New York (without regard to the choice of law provisions thereof).

         Section 12.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         Section 12.10 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, any of the Transaction Documents or the Contemplated Transactions shall be brought in the United States District Court for the Southern District of New York (or, if subject matter jurisdiction is unavailable, in the state courts of the State of New York), and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate court) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world. Without limiting the foregoing, Seller and Buyer agree that service of process upon such party at the address referred to in Section 12.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

         Section 12.11 Severability. Any provision of the Transaction Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the
Transaction Documents or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent any provision of the Transaction Documents is determined to be prohibited or unenforceable in any jurisdiction Seller and Buyer agree to use reasonable commercial efforts, and agree to cause the other Seller Companies or Buyer Companies, as the case may be, to use reasonable commercial efforts, to substitute one or more valid, legal and enforceable provisions that, insofar as practicable implement the purposes and intent of the prohibited or unenforceable provision.

         Section  12.12   Captions.   The  captions   herein  are  included  for
convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 12.13 Bulk Sales. Buyer hereby waives compliance by Seller and each Affiliated Transferor, in connection with the Contemplated Transactions, with the provisions of Article 6 of the Uniform Commercial Code as adopted in the States of Connecticut, Maryland and North Carolina, and as adopted in any other states or jurisdictions where any of the Transferred Assets are located, and any other applicable bulk sales laws with respect to or requiring notice to Seller's (or any Affiliated Transferor's) creditors, as the same may be in effect on the Closing Date. Seller shall indemnify and hold harmless Buyer against any and all liabilities (other than liabilities in respect of Assumed Liabilities) which may be asserted by third parties against Buyer as a result of noncompliance with any such bulk sales law.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

                                  THE BLACK & DECKER CORPORATION


                                  By:  /s/  CHARLES E. FENTON
                                       Charles E. Fenton
                                       Senior Vice President and General
                                            Counsel


                                  WINDMERE-DURABLE HOLDINGS, INC.


                                  By:  /s/  DAVID M. FRIEDSON
                                       David M. Friedson
                                       Chairman, President and Chief
                                            Executive Officer

                                                                       EXHIBIT A


                                   DEFINITIONS


(a)      The following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

         "Affiliated Transferors" means any Seller Company that owns any of the assets that would constitute Transferred Assets if owned, held or used by Seller or any of its Affiliates on the Closing Date or is liable for any of the Assumed Liabilities.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person).

         "Asheboro Closing Costs" means the following cash closing costs in respect of the Asheboro Property: (a) employee severance benefits in respect of employees working at the Asheboro property, (b) dismantle, freight and installation costs, (c) travel and living expenses in connection with relocation to the Queretaro Property, (d) contract engineering and recruitment expenses,
(e) any special bonus arrangements for employees working at the Asheboro Property as of the Closing Date that are agreed to in writing by Seller and Buyer, and (f) cleanup and maintenance costs after relocation.

         "Asheboro   Property"   means  the  property   located  at  1758  South
Fayetteville Street, Asheboro, North Carolina 27203.

         "Assignment and Assumption Agreements" means the Bill of Sale, Assignment and Assumption Agreements to be entered into by Seller and an Affiliated Transferor and Buyer and a Buyer Company in respect of each of the countries where Transferred Assets are located as of the Closing Date, in the form contemplated by Attachment II (with such changes as may be required to satisfy any requirements of Applicable Law in any country or jurisdiction where such Transferred Assets are located) and any other similar agreements or further assurances documents contemplated by this Agreement executed and delivered by Seller and an Affiliated Transferor and Buyer and a Buyer Company in connection with the sale, assignment and transfer by Seller or an Affiliated Transferor of Transferred Assets and the assumption by a Buyer Company of Assumed Liabilities, as the same may be amended from time to time.

         "Assumed Liabilities" means all liabilities and obligations of Seller Companies, to the extent relating to or arising out of the operation, affairs and conduct of the HPG Business, the Transferred Assets or the HPG Leases, of any kind, character or description, whether liquidated or unliquidated, known or unknown, fixed or contingent, accrued or unaccrued, absolute, determined, determinable or indeterminable or otherwise, whether or not reflected or reserved against in the Opening Statement or in the calculation of the Final Net Tangible Asset Amount and whether presently in existence or arising hereafter, except for Excluded Liabilities, including but not limited to the following:

                  (i) all liabilities and obligations relating to the HPG Business or the Transferred Assets (and, to the extent provided in clauses (a) or (d) below, in connection with the Cleaning and Lighting Products), whether accrued, liquidated, contingent, matured or unmatured, at or prior to the Closing, that (a) are set forth on, reflected or referred to in the Opening Statement (including those liabilities relating to the Cleaning and Lighting Products), (b) are disclosed in any of the Disclosure Schedules delivered hereunder, (c) would be subject to disclosure in any of the Disclosure Schedules delivered in connection with any of Seller's representations and warranties but for the materiality standards contained in such representation and warranty (provided that any such liabilities or obligations covered by this clause (c) shall not, in the aggregate, exceed an amount that reasonably could be expected to have a Material Adverse Effect on the HPG Business), (d) are reflected in the Final Net Tangible Asset Amount as determined in accordance with Section 2.04 herein (including without limitation accounts payable and reserves reflected as contra-asset accounts) or (e) are otherwise a liability or obligation that Buyer is expressly assuming pursuant to this Agreement;

                  (ii) all liabilities and obligations arising under Contracts entered into in the ordinary course of business consistent with past practices, whether or not the Contracts have been completed or terminated prior to the Closing Date, including, without limitation, any such liabilities and obligations arising from or relating to the performance or non-performance of such Contracts by the HPG Business, a Buyer Company or any other Person, whether arising prior to, on or after the Closing Date, except to the extent they constitute Excluded Liabilities;

                  (iii) all liabilities and obligations in respect of Transferred Employees, and beneficiaries of employees and former employees of the HPG Business, including, without limitation, liabilities and obligations under or relating to WARN or any similar state or local law to the extent relating to or arising out of any actions taken by Buyer Companies on or after the Closing Date, except to the extent otherwise provided in Exhibit D to be retained by Seller;

                  (iv) all liabilities and obligations in respect of Transferred Employees and dependents and beneficiaries of Transferred Employees under Employee Plans and Benefit Arrangements, except to the extent otherwise provided in Exhibit D to be retained by Seller;

                  (v) all liabilities and obligations relating to claims of manufacturing or design defects with respect to any product manufactured or sold or service provided by the HPG Business on or after the Closing Date (other than any product in the finished goods inventory of Seller Companies as of the close of business on the day preceding the Closing Date), including liabilities and obligations in respect of investigations regarding product safety, product recall and related matters, except to the extent they constitute Excluded Liabilities;

                  (vi) all liabilities and obligations relating to warranty obligations or services with respect to any product sold or service provided by the HPG Business prior to, on or after the Closing Date;

                  (vii) all Environmental Liabilities, whether arising prior to, on or after the Closing Date, to the extent relating to or arising out of conditions at the Queretaro Property;

                  (viii) all liabilities and obligations relating to the HPG Leases, whether arising prior to, on or after the Closing Date;

                  (ix) all liabilities and obligations (except to the extent they constitute Environmental Liabilities, which shall be governed by the foregoing clause (vii)) relating to the Occupational Safety and Health Act of 1970, as amended, and any regulations, decisions or orders promulgated thereunder, together with any state or local law, regulation or ordinance pertaining to worker, employee or occupational safety or health in effect as the same may be amended, supplemented or superseded, whether arising prior to, on or after the Closing Date, as the same relates to the HPG Business;

                  (x) all liabilities and obligations arising from or relating to governmental, judicial or adversarial proceedings (public or private), litigation, suits, arbitration, disputes, claims, causes of action or investigations (collectively, "Proceedings") to the extent arising from or relating to the HPG Business or any Transferred Assets, whether or not accrued, liquidated, contingent, matured, unmatured, or known or unknown to Seller or Buyer at or prior to the Closing, except for liabilities and obligations of a type contemplated by the foregoing clause (v), which shall be governed by such clause;

                  (xi) all liabilities and obligations relating to the ownership by Buyer Companies or any of their successors of the Transferred Assets, directly or indirectly relating to or arising under the Employee Plans and Benefit Arrangements or relating to the Transferred Employees, the lease of properties under the HPG Leases or otherwise, or the conduct of the HPG Business or any other business, in each case, from and after the Closing Date, including, without limitation, any and all Proceedings in respect thereof; and

                  (xii) a pro rata portion of all ad valorem real property taxes for the portion of the taxable year ending on the Closing Date.

         "Benefit Arrangements" means all life and health insurance, hospitalization, retirement, savings, bonus, deferred compensation, incentive compensation, severance pay, disability and fringe benefit plans, holiday or vacation pay, profit sharing, seniority, and other policies, practices, agreements or statements of terms and conditions providing employee or executive compensation or benefits to Transferred Employees or any of their dependents, maintained by Seller Companies, other than an Employee Plan.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Cleaning and Lighting Products" means hand held vacuums, upright floor vacuums, battery powered bathroom and outdoor cleaners sold under the Scumbuster(R) name, flexible flashlights, flexible lanterns, leashlights and rechargeable lights, together in each case with any related accessories or attachments.

         "Closing Date" means the date of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means the letter agreement dated February 3, 1998, by and between Seller and Buyer, as the same has been or may be amended from time to time.

         "Contemplated Transactions" means the transactions contemplated by the Transaction Documents.

         "Contracts" means all contracts, agreements, leases (including leases of real property), licenses, commitments, sales and purchase orders, and other undertakings of any kind, whether written or oral, relating exclusively to the HPG Business, except to the extent that any of the foregoing constitute any of the Employee Plans, Benefit Arrangements or funding vehicles associated with any of the Employee Plans or Benefit Arrangements.

         "Cross License Agreement" means the Intellectual Property Cross License Agreement in the form contemplated by Attachment X.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such Person (with such amounts to be determined net of any resulting Tax benefit actually received or realized and net of any refund or reimbursement of any portion of such amounts actually received or realized, including, without limitation, reimbursement by way of insurance or third party indemnification), but specifically excluding (i) any costs incurred by or allocated to an Indemnified Party with respect to time spent by employees of the Indemnified Party or any of its Affiliates, (ii) any lost profits or opportunity costs (except to the extent assessed in connection with a third-party claim with respect to which the Person against which such damages are assessed is entitled to indemnification hereunder), and (iii) the decrease in the value of any Transferred Asset to the extent that such valuation is based on any use of the Transferred Asset other than its use as of the Closing Date.

         "Designated Countries" means the countries located in the Caribbean and North, Central and South America, but excluding Brazil, Paraguay and Uruguay.

         "Designated Products" means coffeemakers, espresso makers, cappuccino makers, toasters, toaster ovens, steamers, choppers, can openers, mixers, food processors, irons, breadmakers, skillets, electric knives, blenders, juicers, grills, kettles and wafflebakers, together in each case with any related accessories or attachments, and all products in the foregoing categories under development in the HPG Business as of the Closing Date or that have been under development in the HPG Business at any time during the year prior to the Closing Date, but excluding step stools, Cleaning and Lighting Products, shop, construction and similar vacuums, and VersaPak(R) rechargeable battery packs and chargers, together in each case with related accessories or attachments.

         "Disclosure Schedules" means the Disclosure Schedules dated the date of this Agreement relating to this Agreement. Matters disclosed in one Schedule of the Disclosure Schedules shall be applicable to such Schedule only.

         "Employee  Plans"  means  each  "employee  benefit  plan" as defined in
Section 3(3) of ERISA, maintained or contributed to by Seller or any of its Affiliates which provides benefits to employees of the HPG Business or their dependents.

         "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any third Person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Substances at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws, or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

         "Environmental Laws" means any and all past, present or future federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, orders, permits, codes, or injunctions, which (i) imposes liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances including, The Resource Conservation and Recovery Act of 1976, as amended, The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, The Superfund Amendment and Reauthorization Act of 1984, as amended, The Toxic Substances Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, to the extent it relates to the handling of and exposure to hazardous or toxic materials or similar substances, and any other so-called "Superfund" or "Superlien" law or (ii) otherwise relates to the protection of human health or the environment.

         "Environmental Liabilities" means all liabilities to the extent arising in connection with or in any way relating to the HPG Business or Seller's or any of its Affiliates' use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to Environmental Laws including, without limitation, (i) Remedial Actions, (ii) personal injury, wrongful death, economic loss or property damage claims, (iii) claims for natural resource damages, (iv) violations of Applicable Law or (v) any Damages with respect thereto. Notwithstanding the foregoing, Environmental Liabilities shall not include any increased liabilities resulting from or arising out of a use of a facility constituting a Transferred Asset after the Closing other than the use of the facility as of the Closing Date.

         "ERISA" means the Employee Retirement Income Security act of 1974, as amended.

         "Excluded Assets" means:

                  (i) all cash and cash equivalents of Seller Companies, including, without limitation, cash and cash equivalents used as collateral for letters of credit, deposits with utilities, insurance companies and other Persons, except to the extent taken into account in the determination of the Final Net Tangible Asset Amount;

                  (ii) all original books and records that Seller Companies shall be required to retain pursuant to any Applicable Law (in which case copies of such books and records to the extent relating to the HPG Business shall be provided to Buyer), or that portion of such records that contain information relating to any business or activity of Seller Companies not forming a part of the HPG Business, or any employee of a Seller Company that is not a Transferred Employee;

                  (iii) all Tax assets of any Seller Companies, other than Tax assets relating to sales and use taxes, gross receipts taxes, property taxes, licenses, employee and employer withholding and unemployment taxes and other non-income related taxes;

                  (iv) all assets of Seller Companies not held or owned by or used exclusively in connection with the HPG Business;

                  (v) all rights and claims of Seller Companies under any of the Transaction Documents and the agreements and instruments delivered to Seller Companies by Buyer Companies pursuant to any of the Transaction Documents;

                  (vi) all accounts receivable, notes receivable or similar claims or rights (whether or not billed or accrued) of the HPG Business from any Seller Companies;

                  (vii) all trade accounts receivable, trade notes receivable or similar trade claims or rights (whether or not billed or accrued) of the HPG Business relating to the sale of products by an Affiliated Transferor to a Person other than a Seller Company for sale outside of the United States (excluding Puerto Rico) or Canada;

                  (viii) all capital stock or any other securities of any Seller Companies or any other Person;

                  (ix) all GE Intellectual Property and all Intellectual Property not used or held for use exclusively in the HPG Business, it being understood and agreed that the only Intellectual Property deemed used or held for use exclusively in the HPG Business that is registered or as to which an application for registration is pending is listed as "Transferred Assets" on Attachment XII;

                  (x) all assets related to Excluded Liabilities;

                  (xi) all rights and claims of Seller Companies against SAI/Earle Palmer Brown Promotions, or any of its predecessors, successors or affiliates, in connection with the design, manufacture, purchase or sale of "Sharpei puppets" sold and/or packaged with irons sold by the HPG Business prior to the Closing Date;

                  (xii) all ownership and leasehold interests of Seller Companies in respect of the facility, real property, fixtures and equipment located at or constituting the Kuantan Facility, except to the extent specifically contemplated within the definition of Transferred Assets;

                  (xiii) all accounts receivable, notes receivable or similar claims or rights of Seller Companies arising out of or relating to any judgments entered by a court or arbitrator prior to the Closing Date in favor of Seller Companies in respect of Designated Products;

                  (xiv) all rights, claims, credits and assets of Seller Companies arising out of or relating to media barter contracts, agreements or arrangements of Seller Companies;

                  (xv) all Inventory (and any related parts, accessories or attachments) that is owned by Seller Companies and held for sale, use or consumption by Seller's national disposition center (i.e., Nashville facility), service centers, outlet stores and company stores in the United States or Canada, and all returned goods that are being held for reconditioning or are being considered for reconditioning by Seller's national disposition center (i.e., Nashville facility), service centers, outlet stores and company stores in the United States or Canada;

                  (xvi) all assets related to Cleaning and Lighting Products, except for accounts receivable and prepaid expenses;

                  (xvii) the 28 mold presses identified as relating to the Cleaning and Lighting Products located at the Asheboro Property and listed on Schedule A; and

                  (xviii) all assets (other than Inventory) relating to operations in the Designated Countries other than the United States (excluding Puerto Rico) and Canada, and other than the manufacturing operations located at the Queretaro Property.

         "Excluded Liabilities" means the following liabilities and obligations:

                  (i) all liabilities and obligations of Seller Companies not arising out of the conduct of the HPG Business, except as otherwise specifically provided in the Transaction Documents;

                  (ii) except as otherwise specifically provided in the Transaction Documents, all liabilities or obligations for any Tax arising from or with respect to the Transferred Assets or the operations of the HPG Business prior to the Closing, other than Tax liabilities or obligations relating to sales and use taxes, gross receipts taxes, property taxes, licenses, employee and employer withholding and unemployment taxes and other non-income related taxes;

                  (iii) all liabilities or obligations, whether presently in existence or arising after the date of this Agreement, in respect of accounts payable, notes payable (including intercompany promissory notes and similar financing arrangements) or similar obligations (whether or not billed or accrued) to Seller Companies, except for amounts accrued by the HPG Business and not billed by Seller Companies to the HPG Business as of the Closing Date in respect of accounts payable, notes payable or similar obligations relating to specific services provided to and specific expenses paid on behalf of the HPG Business by Seller Companies;

                  (iv) all liabilities or obligations, whether presently in existence or arising after the date of the Agreement, relating to fees, commissions or expenses owed to any broker, finder, investment banker, accountant, attorney or other intermediary or advisor employed by Seller Companies in connection with the Contemplated Transactions;

                  (v) all liabilities or obligations retained by Seller pursuant to Exhibit D;

                  (vi) all liabilities or obligations related to Excluded Assets and not otherwise included in the Assumed Liabilities by express provision of this Agreement;

                  (vii) all liabilities or obligations related to claims of manufacturer or design defects with respect to any products sold or service provided by the HPG Business prior to, on or after the Closing Date, including liabilities and obligations in respect of investigations regarding product safety, product recall and related matters, to the extent but only to the extent relating to products manufactured or sold prior to the Closing Date or any product in the finished goods inventory of Seller Companies as of the close of business on the day preceding the Closing Date;

                  (viii) all Environmental Liabilities, whether arising prior to, on or after the Closing Date, to the extent arising out of actions taken prior to the Closing Date, (1) relating to the disposal by Seller Companies or any of their predecessors or respective agents prior to Closing of Hazardous Substances at any location that at the time of such disposal were not owned or leased by a Seller Company or any of its predecessors, it being understood and agreed that the migration of Hazardous Substances in soil or groundwater from a facility included in the Transferred Assets to surrounding properties shall not be considered a disposal of Hazardous Substances, or (2) relating to or arising out of conditions at, or the current or former operations at, any facilities other than the Queretaro Property;

                  (ix) all Environmental Liabilities, whether arising prior to, on or after the Closing Date, relating to the operations at the Asheboro Property or Kuantan Facility prior to the Closing Date;

                  (x) all liabilities or obligations, whether presently existing or arising after the date of this Agreement, relating directly or indirectly to
(i) the home security alarm systems and related products (including, but not limited to, digital dialers) business previously conducted by Seller Companies, and (ii) the Agreement of Sale dated August 1, 1991, by and between Black & Decker Monitoring Services, Inc., Black & Decker (U.S.) Inc. and Monital Signal Corporation; and

                  (xi) all liabilities or obligations relating directly or indirectly to the litigation titled Emerson Electric Co. v. Black & Decker Inc. pending in the United States District Court for the Southern District of New York.

         "Financial  Support   Arrangements"  means  the  agreements  listed  in
Schedule B.10 as "Financial Support Arrangements."

         "GAAP" means Generally Accepted Accounting Principles as in effect on the date of the Agreement, consistently applied.

         "GE Intellectual Property" means the Intellectual Property identified as such on Table 2 in Attachment XII.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Hazardous Substances" means (i) substances defined as "hazardous substances," "hazardous materials" or "hazardous waste" pursuant to The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or The Resource Conservation and Recovery Act of 1976, as amended, (ii) substances defined as "hazardous wastes" in the regulations adopted and publications promulgated pursuant to any of said laws, (iii) substances defined as "toxic substances" in The Toxic Substances Control Act, as amended, and (iv) petroleum, its derivatives and petroleum products, and asbestos and asbestos containing materials.

         "HPG Business" means (i) the household products business as presently conducted by Seller Companies involving the manufacturing, marketing or sale in the Designated Countries of the Designated Products, (ii) the manufacturing or sale of Designated Products (or components thereof) at the Kuantan Facility and
(iii) the purchase or sourcing of Designated Products (or components thereof) for import and sale by Seller Companies into the Designated Countries.

         "HPG  Financial   Statements"  means  the   special-purpose   financial
statements attached in Attachment I and Attachment XIV to this Agreement.

         "HPG Leases" means the real property leases listed on Schedule B.07(d) relating to the facilities used exclusively by the HPG Business, and any other real property leases entered into after the date of this Agreement and on or prior to the Closing Date with the consent of Buyer, exclusively for the benefit of the HPG Business, as the same may be amended and supplemented from time to time, including the interests of Seller Companies in any related fixtures, improvements and personal property located therein.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property" means all patents, copyrights, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data and computer software programs; all trademarks, trade names, service marks and service names; all registrations, applications, recordings, licenses and common-law rights relating thereto, all rights to sue at law or in equity for any infringement or other impairment thereto, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto; and all other United States, state and foreign intellectual property owned by Seller Companies on the Closing Date.

         "Intellectual Property Assignment Agreements" means the Assignment of United States Trademarks, Trademark Registrations and Applications for Registration, the Assignment of Foreign Trademarks, Trademark Registrations and Applications for Registration, the Assignment of United States Patents and Patent Applications, the Assignment of Foreign Patents and Application for Patents, the Assignment of U.S. Copyrights, and the Assignment of Mexican Trademarks, Trademark Registrations and Applications for Registration, in the forms contemplated by Attachments III, IV, V, VI, VIII and IX to this Agreement, and such other assignment agreements as Buyer may reasonably request in order to effect the change of title to the Intellectual Property contemplated by such Attachments.

         "Inventory" means all items of inventory notwithstanding how classified in the financial records of Seller Companies, including all raw materials, work-in-process, finished goods, reconditioned products and to be reconditioned products.

         "Kuantan Facility" means the manufacturing facility located at Lot 109A, KWS. Perinbustrain Gebeng, P.O. Box 6, Kuantan, Pahang 26080, Malaysia.

         "Licensed Software" shall mean any software used by and material to the operation of the HPG Business that constitutes Transferred Assets, which software constitutes "off-the-shelf" software or is licensed by Seller Companies pursuant to a Contract.

         "Lien" means, with respect to any asset, any mortgage, lien, claim, pledge, charge, security interest or other encumbrance of any kind in respect of such asset.

         "Material Adverse Effect" means (i) with respect to the HPG Business, a material adverse effect on the assets, properties, business, financial condition or results of operations of the HPG Business taken as a whole, or (ii) with respect to any other Person, a material adverse effect on the assets, properties, business, financial condition or results of operations of such Person and its Subsidiaries taken as a whole.

         "Net Tangible Assets" means (i) all Transferred Assets, minus (ii) all Assumed Liabilities, calculated in accordance with the practices and policies that were employed in the preparation of the Opening Statement, determined, in each case, consistent with the Opening Statement and the notes thereto, except as provided in Note E thereto.

         "Net Working Capital" means (i) Net Tangible Assets, minus (ii) real property, equipment and capitalized software, other fixed assets and all other non-current assets, plus (iii) all non-current liabilities of the HPG Business, calculated in accordance with the practices and policies that were employed in the preparation of the Opening Statement, determined, in each case, consistent with the Opening Statement and the notes thereto, except as provided in Note E thereto.

         "Non US Benefit Arrangements" means Benefit Arrangements in respect of Non US Transferred Employees.

         "Non US Transferred Employees" means Transferred Employees who are not US Transferred Employees.

         "Opening Statement" means the "Base Business" column of the special-purpose combining statement of net assets of the HPG Business at March 29, 1998, together with the notes thereto, as included in the Other Financial Information section of Attachment I to this Agreement.

         "Owned Software" shall mean software used by and material to the operation of the HPG Business that constitutes Transferred Assets that has been designed and developed by Seller Companies separate from any Licensed Software as set forth and described on Schedule B.19.

         "Permitted Liens" means any of the following:

                  (i) Liens for Taxes that (x) are not yet due or  delinquent or
(y) are being contested in good faith by appropriate proceedings;

                  (ii) statutory Liens or landlords', carriers', warehousemen's, mechanic's, suppliers', materialmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 60 days or amounts being contested in good faith by appropriate proceedings;

                  (iii) easements, rights of way, restrictions and other similar charges or encumbrances on real property interests, that, individually or in the aggregate, do not materially interfere with the ordinary course of operation of the HPG Business or the use of any such real property for its current uses;

                  (iv)  with  respect  to  real   property,   title  defects  or
irregularities that do not in the aggregate materially impair the value of or the use of such real property for its current use;

                  (v) rights and licenses granted to others in Intellectual Property that have been disclosed to Buyer prior to Buyer's execution of this Agreement, that are not material to the HPG Business taken as a whole or that have no effect upon the Transferred Assets;

                  (vi) with respect to any of the HPG Leases where any Seller Company is a lessee, any Lien affecting the interest of the landlord thereunder;

                  (vii) with respect to the Queretaro Property, the encroachment of a structure from the neighboring facility across a shared property line, approximately eight meters into the Queretaro Property;

                  (viii) a lease of approximately 750 square feet of space at the Queretaro Property to BanaMex, which operates an automated teller machine and office for the use of the employees at the Queretaro Property; and

                  (ix) Encumbrances disclosed in the Disclosure Schedule or taken into account in the Opening Statement.

         "Person" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Queretaro Property" means the property located at Accesco III SIN, Fracc., Industrial Benito Juarez, Queretaro, QRO. 76130, Mexico.

         "Remedial Action(s)" means the investigation, clean-up or remediation of environmental contamination or damage caused by, related to or arising from the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, or emission of Hazardous Substances, including, without limitation, investigations, response, removal and remedial actions under The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, corrective action under The Resource Conservation and Recovery Act of 1976, as amended, and clean-up requirements under similar state Environmental Laws.

         "Representatives" means (i) with respect to Buyer, any of the "Representatives" as defined in the Confidentiality Agreement and (ii) with respect to Seller, each of its respective directors, officers, advisors, attorneys, accountants, employees or agents.

         "Seller Companies" means Seller and its Subsidiaries.

         "Services Agreements" means the Services Agreement (United States and Canada), Services Agreement (GPA), Services Agreement (Mexico), Services Agreement (Latin American Group and CCA), Services Agreement (Colombia), Services Agreement (Chile), Services Agreement (Peru), Services Agreement (Argentina), Services Agreement (Puerto Rico) and Services Agreement (Venezuela), in the forms contemplated by Attachments XVIII, XIX, XX, XXI, XXII, XXIII, XXIV, XXV, XXVI and XXVII to this Agreement, as the same may be amended from time to time.

         "Subsidiary" as it relates to any Person, shall mean with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person, either directly or through or together with any other Subsidiary of such Person, owns more than 50% of the voting power in the election of directors or their equivalents, other than as affected by events of default.

         "Tax Authority" shall mean a foreign or United States federal, state or
local   Governmental   Authority  having   jurisdiction   over  the  assessment,
determination, collection or imposition of any Tax, as the context requires.

         "Tax Returns" means all returns (including information returns), declarations, reports, estimates and statements regarding Taxes, required to be filed with any Tax Authority.

         "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority.

         "Transaction Documents" means this Agreement, the Assignment and Assumption Agreements, the Services Agreements, the Intellectual Property
Assignment Agreements, the Cross License Agreement, the Trademark License Agreement, the Distribution Services Agreement (United States), and the Distribution Services Agreement (Latin America), and any exhibits or attachments to any of the foregoing, as the same may be amended from time to time.

         "Transferred Assets" means, other than Excluded Assets, all of the assets, properties, rights, licenses, permits, Contracts, causes of action and business of every kind and description as the same now exist (except to the extent transferred in the ordinary course consistent with past practices prior to the Closing Date) or exists on the Closing Date, wherever located, real, personal or mixed, tangible or intangible, owned by, leased by or in the possession of Seller or any Affiliated Transferor, whether or not reflected in the books and records thereof, and held or used exclusively in the conduct of the HPG Business as the same now exist (except to the extent transferred in the ordinary course consistent with past practices prior to the Closing Date) or exists on the Closing Date, and all assets of the HPG Business acquired by any Seller Company, on or prior to the Closing Date and not disposed of prior to the Closing Date in accordance with this Agreement, and including, without limitation, except as otherwise specified herein, all direct or indirect right, title and interest of Seller or any Affiliated Transferor in, to and under:

                  (i) the Queretaro Property, together with all buildings, fixtures, easements, rights of way, and improvements thereon and appurtenances thereto to the extent relating to the HPG Business;

                  (ii) the rights and interests of Seller Companies under the HPG Leases;

                  (iii) all personal property and interests therein (other than Intellectual Property and other than that located at the Kuantan Facility), including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing) owned by any Seller Company that are used exclusively in connection with the HPG Business;

                  (iv) all Inventory that is owned by Seller Companies and held for sale, use or consumption exclusively in the HPG Business;

                  (v) all Contracts; provided, however that the license of the Spacemaker(R) trademark shall be limited to the Designated Countries;

                  (vi) all accounts, accounts receivable and notes receivable whether or not billed, accrued or otherwise recognized in the Opening Statement or taken into account in the determination of the Final Net Tangible Asset Amount, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto of Seller Companies that relate exclusively to the HPG Business, and any security or collateral for any of the foregoing;

                  (vii) all expenses that have been prepaid by Seller Companies relating exclusively to the operation of the HPG Business, including but not limited to ad valorem Taxes, lease and rental payments;

                  (viii) all of Seller's or any of Seller Companies' rights, claims, credits, causes of action or rights of set-off against Persons other than Seller Companies relating exclusively to the HPG Business or the Transferred Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

                  (ix) all Intellectual Property (other than Intellectual Property constituting an Excluded Asset) used or held for use exclusively in the HPG Business, including the goodwill of the HPG Business symbolized thereby, it being understood and agreed that the only Intellectual Property deemed used or held for use exclusively in the HPG Business that is registered or as to which an application for registration is pending is listed as "Transferred Assets" on Attachment XII;

                  (x) all transferable franchises, licenses, permits or other governmental authorizations owned by, or granted to, or held or used by, Seller Companies and exclusively related to the HPG Business;

                  (xi) except to the extent a Seller Company is required to retain the originals pursuant to any Applicable Law (in which case copies will be provided to Buyer), all business books, records, files and papers, whether in hard copy or computer format, of a Seller Company used exclusively in the HPG Business, including, without limitation, books of account, invoices, engineering information, sales and promotional literature, trademark and service mark legal files, other legal files, archival materials comprising historical advertising and sales information relating to Transferred Assets and Designated Products, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records of present or former employees, documentation developed or used for accounting, marketing, engineering, manufacturing, or any other purpose relating to the conduct of the HPG Business at any time prior to the Closing, except to the extent relating to Excluded Liabilities;

                  (xii) the right to represent to third parties that Buyer is the successor to the HPG Business;

                  (xiii) all insurance proceeds (except to the extent relating to Excluded Assets or Excluded Liabilities or to the extent relating to or arising out of Environmental Insurance Claims), net of any retrospective premiums, deductibles, retention or similar amounts, arising out of or related to damage, destruction or loss of any property or asset of or used exclusively in connection with the HPG Business to the extent of any damage or destruction that remains unrepaired, or to the extent any property or asset remains unreplaced at the Closing Date;

                  (xiv) the equipment in the Kuantan Facility listed on Schedule A, which assets shall be included in the calculation of the Final Net Tangible Asset Amount; and

                  (xv) accounts receivable and prepaid expenses relating to Cleaning and Lighting Products in the United States (except for the operations located in Miami, Florida) and Canada.

         "US Benefit Arrangements" means Benefit Arrangements in respect of US Transferred Employees.

         "US Transferred Employees" means Transferred Employees employed by the HPG Business in the United States.

         "WARN" means the Worker Adjustment Retraining and Notification Act, as amended.

(b) "To the knowledge," "known by" or "known" (and any similar phrase) means (i) with respect to Seller, to the knowledge of any of the Chief Financial Officer, the General Counsel, the Treasurer or the Controller of Seller, or the President of the HPG Business, and shall be deemed to include a representation that a reasonable investigation or inquiry of the subject matter thereof has been made of such individuals, (ii) with respect to Buyer, to the knowledge of the President, Chief Financial Officer, the General Counsel, the Treasurer or the Controller of Buyer, and shall be deemed to include a representation that a reasonable investigation or inquiry of the subject matter thereof has been made of such individuals.

(c) Each of the following terms is defined in the Section set forth opposite such term:

                  Term                                                   Section

         Active Employee....................................................D.01
         Adjusted Purchase Price............................................2.02
         Agreement......................................................Preamble
         Buyer..........................................................Preamble
         Buyer Companies................................................Preamble
         Buyer's Mexico Plan................................................D.13
         Buyer's Pension Plan...............................................D.07
         Closing............................................................2.03
         Closing Net Working Capital Amount.................................2.04
         Competing Business.................................................5.06
         CSA................................................................E.05
         Encumbrances.......................................................   A
         Environmental Insurance Claims.....................................7.06
         Exchange Consideration.............................................2.02
         Fifth Anniversary Date.............................................5.06
         Final Net Tangible Asset Amount....................................2.04
         Final Net Working Capital Change Amount............................2.04
         Indemnified Claim.................................................10.03
         Indemnified Party.................................................10.03
         Indemnifying Party................................................10.03
         Insurance Liabilities..............................................6.03
         June 28 Net Working Capital Amount.................................2.04
         Leased Real Property...............................................B.07
         Net Working Capital Adjustment Amount..............................2.04
         Owned Real Property................................................B.07
         PBGC...............................................................B.18
         Period One.........................................................5.06
         Proceedings.......................................................    A
         Proposed Final Net Tangible Asset Amount...........................2.04
         Proposed Net Working Capital Change Amount.........................2.04
         Referee...........................................................10.03
         Remaining Recovery.................................................7.06
         Seller.........................................................Preamble
         Seller's Canada Plan...............................................D.15
         Seller's Mexico Plan...............................................D.13
         Seller's Pension Plan..............................................D.07
         Seller's Puerto Rico Plan..........................................D.14
         Seller's Savings Plan..............................................D.08
         Successor Canada Plan..............................................D.15
         Successor Puerto Rico Plan.........................................D.14
         Successor Savings Plan.............................................D.08
         Surviving Representations or Covenants............................10.01
         Third Party Claim.................................................10.03
         Transferred Employees..............................................D.01
         UL.................................................................E.05
         Year 2000 Compliant................................................B.19

                                                                       EXHIBIT B


                    REPRESENTATIONS AND WARRANTIES OF SELLER


         Seller hereby represents and warrants prior to Buyer, that:

         B.01 Corporate Existence and Power. Each of Seller and each Affiliated Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and has all corporate powers, and has all governmental licenses, authorizations, consents and approvals required to carry on the HPG Business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect on the HPG Business. Each of Seller and each Affiliated Transferor, as the case may be, is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary to carry on the HPG Business as now conducted, except where the failure to be so qualified has not had, and could not reasonably be expected to have, a Material Adverse Effect on the HPG Business.

         B.02 Corporate Authorization. The execution, delivery and performance by Seller of each of the Transaction Documents to which it is a party and the consummation by Seller of the Contemplated Transactions are within its corporate powers and have been duly authorized by all necessary corporate action on its part. The execution, delivery and performance by Seller Companies other than Seller of the Transaction Documents to which a Seller Company other than Seller is a party and the consummation by such Seller Company of the Contemplated Transactions are within such Seller Company's corporate powers and as of Closing will have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which it is a party constitutes or will constitute at Closing a legal, valid and binding agreement of the applicable Seller Company, enforceable against it in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         B.03 Governmental Authorization. The execution, delivery and performance by each Seller Company of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than:

                            (i) compliance with any applicable requirements of the HSR Act;

                           (ii) actions, consents, approvals or filings set forth in Schedule B.03 or otherwise expressly referred to in this Agreement; and

                           (iii) such other consents, approvals, authorizations, permits and filings the failure to obtain or make would not have, in the aggregate, a Material Adverse Effect on the HPG Business.

         B.04 Non-Contravention. Except as set forth in Schedule B.04, the execution, delivery and performance by Seller or any Affiliated Transferor of the Transaction Documents do not and will not (i)(A) contravene or conflict with the charter or bylaws of Seller or any Affiliated Transferor, (B) assuming compliance with the matters referred to in Section B.03, contravene or conflict with or constitute a violation of any provisions of any Applicable Law binding upon Seller or any Affiliated Transferor that is applicable to the HPG Business;
(C) assuming compliance with the matters referred to in Section B.03, constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit relating exclusively to the HPG Business to which Seller or any Affiliated Transferor is entitled under, any Contract binding upon Seller or any Affiliated Transferor and relating exclusively to the HPG Business or by which any of the Transferred Assets is or may be bound or any license, franchise, permit or similar authorization held by Seller or any Affiliated Transferor relating exclusively to the HPG Business except, in the case of clauses (B) and (C), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that could not reasonably be expected to have a Material Adverse Effect on the HPG Business or (ii) result in the creation or imposition of any Lien on any transferred Asset, other than Permitted Liens.

         B.05 Financial Statements.

                  (a) The Opening Statement is presented fairly, in all material respects, and in conformity with GAAP (except as set forth in the notes thereto) applied on a basis consistent in all material respects with the manner in which the HPG Business reported as of December 31, 1997 its financial position for inclusion in the audited consolidated financial statements of Seller.

                  (b) The HPG Financial Statements present fairly, in all material respects, the financial position and results of operations at the dates and for the periods set forth therein, in conformity with GAAP (except as set forth in the notes thereto).

         B.06 Absence of Certain Changes. Except for matters that would be permitted in accordance with Section 5.01 if they occurred after the date of this Agreement or as set forth in Schedule B.06, from March 30, 1998 to the date of this Agreement, there has not been any material adverse change in the business, financial condition or results of operations of the HPG Business and there has not been:

                  (a) any event or occurrence that has had a Material Adverse Effect on the HPG Business;

                  (b) any damage, destruction or other casualty loss affecting the HPG Business or any assets that would constitute Transferred Assets if owned, held or used by Seller or any of the Affiliated Transferors on the Closing Date that has had a Material Adverse Effect on the HPG Business;

                  (c) any transaction or commitment made, or any Contract entered into, by Seller or any Affiliated Transferor relating primarily to the HPG Business or any assets that would constitute Transferred Assets if owned, held or used by Seller or any of the Affiliated Transferors on the Closing Date (including the acquisition or disposition of any assets) or any termination or amendment by Seller or any Affiliated Transferor of any Contract or other right relating primarily to the HPG Business, in either case, material to the HPG
Business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (d) any sale or other disposition of more than an aggregate of $500,000 of assets (other than the sale of Inventory in the ordinary course of business consistent with past practices, the sale of obsolete Inventory whether or not in the ordinary course of business, any sale made in the ordinary course of business and the sale of surplus equipment and materials arising out of or relating to the closing of the Kuantan Facility) that would constitute Transferred Assets if owned, held or used by any Seller Companies on the Closing Date;

                  (e) any increase in the compensation of any current employee of the HPG Business at a level of vice president or above, other than nondiscretionary increases pursuant to Employee Plans or Benefit Arrangements disclosed in Schedule B.18 or referenced in Exhibit D; and

                  (f) any cancellation, compromise, waiver or release by Seller or any Affiliated Transferor of any claim or right (or a series of related rights and claims) related to the HPG Business, other than cancellations, compromises, waivers or releases in the ordinary course of business consistent with past practices.

         B.07 Sufficiency of and Title to the Transferred Assets.

                  (a) Except as set forth in Schedule B.07, the Transferred Assets, together with the services to be provided to Buyer Companies pursuant to the Services Agreements, the Distribution Services Agreement (United States) and the Distribution Services Agreement (Latin America), and the Intellectual Property to be licensed to Buyer pursuant to the Trademark License Agreement, and the Cross License Agreement, and the subleases contemplated by Section 2.01, constitute, and on the Closing Date will constitute, all of the assets and services that are necessary or appropriate to permit the operation of the HPG Business in substantially the same manner as such operations have heretofore been conducted.

                  (b) Except as set forth in Schedule B.07, subject to the receipt of any consents or approvals of any other Person, upon consummation of the Contemplated Transactions, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Transferred Assets (except for the Intellectual Property as to which no representation is made in this Section B.07), free and clear of all Liens, except for Permitted Liens. Except as set forth in Schedule B.07, subject to the receipt of any consents or approvals of any other Person set forth in Schedules B.03 and B.04 or referenced in Section B.03, upon consummation of the Contemplated
Transactions, Buyer will be in a position to operate the HPG Business in substantially the same manner as operations have heretofore been conducted.

                  (c) Schedule B.07 includes a true and complete list of all real property owned by Seller Companies (or real property which Seller Companies have a right to acquire in connection with the operation of the HPG Business) which is included in the Transferred Assets (collectively, the "Owned Real Property"). Schedule B.07 sets forth (i) the address of each parcel of Owned Real Property and (ii) the owner of such Owned Real Property.

                  (d) Schedule B.07 includes a true and complete list of all agreements (together with any amendments thereof) pursuant to which Seller Companies lease, sublease or otherwise occupy (whether as landlord, tenant, subtenant or other occupancy arrangement) any real property used in the HPG Business (collectively, the "Leased Real Property"). Schedule B.07 sets forth
(i) the address of each parcel of Leased Real Property and (ii) the owner of the leasehold, subleasehold or occupancy interest for each Leased Real Property.

         B.08 No Undisclosed Liabilities. There are no liabilities of Seller or any Affiliated Transferor relating to the HPG Business that constitute Assumed Liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                  (a) liabilities disclosed in or provided for in the Opening Statement and liabilities for matters taken into account in the determination of the Final Net Tangible Asset Amount;

                  (b) liabilities (i) disclosed in Schedule B.08, (ii) related to any contract, agreement, lease, license, commitment, sales or purchase order or other undertaking or matter disclosed in the Disclosure Schedules or (iii) related to any Employee Plan or Benefit Arrangements identified in Exhibit D or disclosed in Schedule B.18; and

                  (c) liabilities incurred in the ordinary course of business consistent with past practices since March 29, 1998.

         B.09 Litigation. Except as set forth in Schedule B.09, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Seller, threatened against or affecting, the HPG Business or any Transferred Asset before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect on the HPG Business.

         B.10 Material Contracts.

                  (a) Except as set forth in Schedule B.10 and except for Contracts that do not constitute Assumed Liabilities, Seller Companies, with respect to the HPG Business, are not parties to or otherwise bound by or subject to:

                           (i) any written employment, severance, consulting or sales representative Contract which contains an obligation (excluding commissions) to pay more than $100,000 per year and constitutes an Assumed Liability;

                           (ii) any Contract containing any covenant limiting the freedom of Seller Companies, with respect of the HPG Business or the operations of the HPG Business, to engage in any line of business or compete with any Person in any geographic area in any material respect if such Contract will be binding on Buyer Companies after the Closing;

                           (iii) any Contract in effect on the date of this Agreement relating to the disposition or acquisition of the assets of, or any interest in, any business enterprise which relates to the HPG Business other than in the ordinary course of business consistent with past practices;

                           (iv) any Financial Support Arrangements;

                           (v) any indebtedness for borrowed money of the HPG Business that would constitute an Assumed Liability if in existence on the Closing Date, with a principal amount in excess of $500,000; or

                           (vi) any offset agreement entered into in connection with an international sales transaction and relating to any Contract that imposes on the HPG Business an obligation to perform that will continue in effect on or after the Closing Date.

                  (b) Except as disclosed in Schedule B.10, each Contract disclosed in Schedule B.10 is a legal, valid and binding obligation of Seller (or the applicable Affiliated Transferor) enforceable against Seller (or the applicable Affiliated Transferor) in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and Seller (or the applicable Affiliated Transferor) is not in default and has not failed to perform any obligation thereunder, and, to the knowledge of Seller, there does not exist any event, condition or omission which would constitute a breach or default (whether by lapse of time or notice or both) by any other Person. As of the date of this Agreement, Seller has not received any notification from any other Person party to any of the Contracts disclosed in Schedule B.10 of a claim of default by Seller.

         B.11 Licenses and Permits. To the knowledge of Seller, except as set forth in Schedule B.11, Seller (or the appropriate Affiliated Transferor) has all licenses, franchises, permits and other similar authorizations affecting, or relating in any way to, the HPG Business required by law to be obtained by Seller (or the appropriate Affiliated Transferor) to permit Seller to conduct the HPG Business in substantially the same manner as the HPG Business has heretofore been conducted.

         B.12 Finders' Fees. Except for Goldman, Sachs & Co., whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Seller or Buyer or any of their Affiliates upon consummation of the Contemplated Transactions.

         B.13 Environmental Compliance. Except as disclosed in Schedule B.13 and except as reserved against or referred to in the Opening Statement, to the knowledge of Seller the HPG Business is and has been in substantial compliance with all applicable Environmental Laws, and has obtained all permits, licenses and other authorizations that are required under applicable Environmental Laws, except where the failure to be in compliance or to have obtained all material permits, licenses and other authorizations has not had, and cannot reasonably be expected to have, a Material Adverse Effect on the HPG Business. Except as set forth in Schedule B.13 and except as reserved against or referred to in the Opening Statement, to the knowledge of Seller (i) the HPG Business is and has been in material compliance with the terms and conditions under which the permits, licenses and other authorizations referenced in the preceding sentence were issued or granted, (ii) Seller Companies hold all permits required by Environmental Laws that are necessary and appropriate to conduct the HPG Business as presently conducted in all material respects and to operate the Transferred Assets and the Asheboro Property in all material respects as they are presently operated; (iii) no suspension, cancellation or termination of any permit referred to in clause (ii) is pending or threatened; (iv) Seller has not received written notice of any material Environmental Claim relating to or affecting the HPG Business or the Transferred Assets, and there is no such threatened Environmental Claim; (v) Seller, in connection with the HPG Business or the Transferred Assets, has not entered into, agreed in writing to, or is subject to any judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws; and (vi) no event has occurred and no circumstance exists that is reasonably likely to give rise to or serve as a basis for any Environmental Liability; except in the case of clauses
(i) through (vi) where such failure, event or other circumstance has not had, and cannot reasonably be expected to have, a Material Adverse Effect on the HPG Business.

         B.14 Compliance with Laws. Except as set forth in Schedule B.14, for violations or infringements of Environmental Laws, and for violations or infringements that have not had, and may not reasonably be expected to have, a Material Adverse Effect on the HPG Business, to the knowledge of Seller the operation of the HPG Business and condition of the Transferred Assets have not violated or infringed, and do not violate or infringe, in any respect any Applicable Law or any order, writ, injunction or decree of any Governmental Authority.

         B.15 Intellectual Property. With respect to Intellectual Property that constitute Transferred Assets, except as set forth in Schedule B.15:

                  (a) Seller (or an Affiliated Transferor) owns, free and clear of all Liens other than Permitted Liens, and subject to any licenses disclosed in Schedule B.15 or that in the aggregate are not material to the HPG Business as a whole granted by Seller Companies prior to the Closing Date, all right, title and interest in such Intellectual Property;

                  (b) the use of such Intellectual Property in connection with the operation of the HPG Business as conducted during the past three years does not conflict with, infringe upon or violate the intellectual property rights of any other Persons;

                  (c) Seller (or an Affiliated Transferor) has the right to use all such Intellectual Property used by the HPG Business and necessary for the continued operation of the HPG Business in the same manner as its operations have been conducted during the past three years and the list of such Intellectual Property comprising patents, patent applications, trademark and/or service mark registrations and applications that is included in Table 1 of Attachment XII sets forth a complete and accurate list of all such Intellectual Property that constitutes Transferred Assets;

                  (d) Seller (or an Affiliated Transferor) is the owner of record of the pending patent applications and issued patents and of the applications or issued registrations for trademarks and service marks comprising Intellectual Property included in Table 1 of Attachment XII in each country or state of application or registration, and each trademark or service mark and each issued patent constituting such Intellectual Property is subsisting and in full force and effect;

                  (e) Upon the consummation of the Closing hereunder, (i) Buyer will be vested with all of Seller's (or the Affiliated Transferors') rights, title and interest in, and Seller's (or the Affiliated Transferors') rights and authority to use in connection with the HPG Business, all of the Intellectual Property that constitute Transferred Assets and (ii) such Intellectual Property, together with the Intellectual Property licensed to Buyer in accordance with the Cross License Agreement and Trademark License Agreement and any other interests in Intellectual Property transferred hereunder will collectively constitute such rights and interests in Intellectual Property which are necessary for the continued operation of the HPG Business as a whole in the same manner as its operations have heretofore been conducted during the past three years; and

                  (f) Notwithstanding the provisions of this Section B.15, Seller makes no representation or warranty, and no such representation or warranty shall be implied, that any of such Intellectual Property included in Table 1 of Attachment XII not constituting a trademark or service mark is valid or enforceable.

         B.16     Taxes.

                  (a) Except as set forth in Schedule B.16, Seller and each Affiliated Transferor has exercised reasonable care in the preparation of, and has duly and timely filed, all applicable Tax Returns with respect to all Taxes required to be filed to the date hereof and, as of the Closing Date will have exercised reasonable care in the preparation of, and will have timely filed, all applicable Tax Returns with respect to Taxes required to have been filed to the Closing Date, except for Taxes relating to periods that close on or before the Closing Date that under Applicable Law are not obligations of Buyer Companies. Except as set forth in Schedule B.16, all Taxes shown on the Tax Returns or pursuant to any declarations or assessments received by Seller and each Affiliated Transferor (including estimated Taxes) have been duly and timely paid, except for Taxes relating to periods that close on or before the Closing Date that under Applicable Law are not obligations of Buyer Companies, and no such Taxes have created a Lien (other than a Permitted Lien) against or impair the ability to transfer the Transferred Assets to Buyer Companies free and clear of any Lien (other than a Permitted Lien) in accordance with the terms of this Agreement. Except as set forth in Schedule B.16, all such Tax Returns are true, correct and complete, except for Taxes relating to periods that close on or before the Closing Date that under Applicable Law are not obligations of Buyer Companies. Except as set forth in Schedule B.16, there exists no Tax deficiency or unpaid Tax assessed or proposed by any Governmental Authority against Seller or any Affiliated Transferor, except for Taxes relating to periods that close on or before the Closing Date that under Applicable Law are not obligations of Buyer Companies.

                  (b) As of the date of this Agreement, Schedule B.16 contains a list of all states and other jurisdictions where Seller Companies have filed Tax Returns during the past three years with respect to Transferred Assets.

                  (c) None of the Assumed Liabilities is or may be an obligation to make (i) a payment that will not be deductible by Buyer Companies under Code section 280G; or (ii) a payment under any tax allocation or tax sharing agreement or in respect of any liability for the Taxes of any Person under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                  (d) None of the Transferred Assets consists of stock in any corporation (whether or not it currently holds any assets) that is or has been a member of any consolidated, combined, unitary or other similar group in respect of any Taxes.

         B.17 Insurance. Schedule B.17 contains a correct and complete list of all material policies of insurance held by any Seller Companies that are in effect on the date of this Agreement or in calendar years 1997 or 1996 and that insure the HPG Business. Schedule B.17 contains an accurate and complete description of any provision contained in said policies which provides for retrospective or retroactive premium adjustment. None of the insurance carriers listed in Schedule B.17 are related to or affiliated with Seller, other than Shenandoah Insurance, Inc. Seller has not received notice or any other indication from any insurer or agent (other than Shenandoah Insurance, Inc.) of any intent to cancel or not to renew any of the insurance policies listed in Schedule B.17, except for cancellations or failures to renew that will occur as a result of the Closing. No Seller Company has been refused any insurance, nor has any Seller Company's coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last five years, except as limited by insurance carrier's internal policy regarding maximum coverage and limits.

         B.18 Employee Benefit Matters.

                  (a) Schedule B.18 lists each Employee Plan or material Benefit Arrangement (other than Benefit Arrangements as to which Buyer has no obligations hereunder) which covers Transferred Employees and each collective bargaining agreement covering Transferred Employees.

                  (b) Except as set forth in Schedule B.18, with respect to the HPG Business:

                           (i) neither Seller nor any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c),
         (m) or (o)) has ever contributed to or had any liability to a multi-employer plan, as defined in Section 3(37) of ERISA, which could reasonably be expected to have a Material Adverse Effect on the HPG Business;

                           (ii) no fiduciary of any funded Employee Plan has engaged in a nonexempt "prohibited transaction" (as that term is defined in Section 4975 of the Code and Section 406 of ERISA) which could subject Buyer to a penalty tax imposed by Section 4975 of the Code or Section 502(i) of ERISA;

                           (iii) no Employee Plan that is subject to Section 412 of the Code has incurred an "accumulated funding deficiency" within the meaning of Section 412 of the Code, whether or not waived;

                           (iv) each Employee Plan and Benefit  Arrangement  has
         been  established  and   administered  in  all  material   respects  in
         accordance with its terms and in compliance with Applicable Law;

                           (v) no Employee Plan subject to Title IV of ERISA has incurred any material liability under such title other than for the payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), all of which to the knowledge of Seller have been paid when due;

                           (vi) no defined benefit Employee Plan has been terminated; nor have there been any "reportable events" (as that term is defined in Section 4043 of ERISA and the regulations thereunder), other than reportable events arising directly from the Contemplated Transactions, which would present a risk that an Employee Plan would be terminated by the PBGC in a distress termination;

                           (vii) each  Employee  Plan  intended to qualify under
         Section 401 of the Code has received a determination letter that it is so qualified and no event has occurred with respect to any such Employee Plan which could cause the loss of such qualification or exemption;

                           (viii) with respect to each Employee Plan listed in Schedule B.18, Seller has made available to Buyer the most recent copy (where applicable) of (1) the plan document; (2) the most recent determination letter; (3) any summary plan description; and (4) Form 5500;

                           (ix) with respect to the Transferred Employees, there are no post-retirement medical or health plans, dental plans, hospitalizations, life insurance or other plans or arrangements in effect;

                           (x) there are no actions, claims or investigations pending or, to the knowledge of Seller threatened, against any Employee Plan, Benefit Arrangement, or any administrator, fiduciary or sponsor thereof with respect to the HPG Business, other than benefit claims arising in the normal course of operation of such Employee Plan or Benefit Arrangement; and

                           (xi) except as otherwise expressly provided in Exhibit D, the consummation of the Contemplated Transactions in and of themselves will not entitle any individual to severance pay that is payable by Buyer Companies, and will not accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due any Transferred Employee to the extent such compensation or benefits are the responsibility of any Buyer Companies.

         B.19 Software Applications.

                  (a) Software Applications: Year 2000. All of the Owned and Licensed Software has been considered in Year 2000 remediation plans developed by the HPG Business. Except as otherwise set forth on Schedule B.19, Seller represents that to its knowledge the Owned Software will operate without interruption and/or malfunction due to the recognition and processing of dates on and beyond January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect on the HPG Business ("Year 2000 Compliant").

                  (b) Licensed Software.  Seller's interest in Licensed Software
reflected  by  a  Contract   listed  on  Schedule  B.19,   subject  to  consents
contemplated by Schedule B.04 or Schedule B.19, is transferrable to Buyer.

                  (c) No Errors; Non-Conformity. The Owned Software is free from defects in workmanship and materials, except for defects that could not reasonably be expected to have a Material Adverse Effect on the HPG Business.

                  (d) No Bugs or Viruses. Seller has not knowingly altered its data to create a bug or virus which would cause either the Owned or Licensed Software to be fully dysfunctional, and there are no such bugs or viruses, except in either case to the extent that such bugs or viruses could not reasonably be expected to have a Material Adverse Effect on the HPG Business.

                  (e) Passthrough Warranties. Seller shall, to the extent permitted by Applicable Law and the applicable manufacturer and supplier and provided that it is at no cost to Seller, transfer to Buyer all manufacturers' and suppliers' warranties for the Licensed Software, and the Seller shall, upon the Buyer's reasonable request, execute such documentation reasonably acceptable to Seller that is necessary to effectuate the transfer.

                  (f) Documentation. Seller has furnished Buyer, or will furnish upon Buyer's request, copies of all documentation (End-User or otherwise) in its possession relating to the use, maintenance and operation of the Owned Software.

         B.20 Real Property. Except as otherwise set forth in Schedule B.20:

                  (a) Subject only to the permitted Liens, there are no leases, tenancies or other occupancy agreements, either oral or written, which affect the Queretaro Property, and Seller has exclusive possession of the Queretaro Property;

                  (b) Seller has no notice or knowledge of: (i) any pending improvement liens to be made by any Governmental Authority with respect to the Queretaro Property; (ii) any violations of building codes and/or zoning ordinances or other governmental regulations with respect to the Queretaro Property; or (iii) any pending or threatened condemnation proceedings with respect to the Queretaro Property;

                  (c) To Seller's knowledge, no fact or condition exists which would result in the termination or impairment of access to the Queretaro Property or the discontinuation of necessary sewer, water, electric, gas, telephone or other utilities or services to the Queretaro Property;

                  (d) All of the structural elements, mechanical systems, utility systems and roofs of the Queretaro Property are in good working order, ordinary wear and tear and routine maintenance excepted;

                  (e) To Seller's knowledge, without independent investigation, all improvements on the Queretaro Property were permitted, conforming structures under applicable zoning and building laws and ordinances in effect when the improvements were constructed and the present uses thereof are permitted, conforming uses under applicable zoning and building laws and ordinances;

                  (f) All water, sewer, gas, electric, telephone, drainage and other utility equipment and facilities necessary for the operation of the Queretaro Property are installed and connected pursuant to valid permits, are adequate to service the Queretaro Property and are in good operating condition;

                  (g) To Seller's knowledge, all requirements applicable to the Queretaro Property imposed under zoning and building laws and ordinances adopted subsequent to the construction of the improvements have been complied with to the extent required by Applicable Law; and

                  (h) Seller is vested with good and marketable fee simple title to the Queretaro Property subject only to the Permitted Liens. Without limiting the generality of the foregoing, there are no so-called "ejido" rights encumbering or otherwise affecting the Queretaro Property.

                                                                       EXHIBIT C


                     REPRESENTATIONS AND WARRANTIES OF BUYER


         Buyer hereby represents and warrants to Seller that:

         C.01 Organization and Existence. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all corporate powers, and has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals has not had and may not reasonably be expected to have, a Material Adverse Effect on Buyer. As of the Closing Date, Buyer will be duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities (after giving effect to the Contemplated Transactions) make such qualification necessary to carry on its business as now conducted, except for those jurisdictions where failure to be so qualified has not had, and may not reasonably be expected to have, a Material Adverse Effect on Buyer.

         C.02 Corporate Authorization. The execution, delivery and performance by Buyer of the Transaction Documents and the consummation by Buyer of the Contemplated Transactions are within the corporate powers of Buyer and have been (or, prior to the Closing, will have been) duly authorized by all necessary corporate action on the part of Buyer. Each of the Transaction Documents constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         C.03 Governmental Authorization. Except as set forth on Schedule C.03, the execution, delivery and performance by Buyer of the Transaction Documents require no action by or in respect of, consents or approvals of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the HSR Act.

         C.04  Non-Contravention.  The  execution,  delivery and  performance by
Buyer of the Transaction Documents do not and will not (i) contravene or conflict with the charter or bylaws of Buyer, (ii) assuming compliance with the matters referred to in Section C.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement, contract or other instrument binding upon Buyer or any license, franchise, permit or other similar authorization held by Buyer, except, in the case of clauses (ii) and (iii), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that could not reasonably be expected to have a Material Adverse Effect on Buyer Companies taken as a whole.

         C.05 Finders' Fees. Except for NationsBanc Montgomery Securities LLC, whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or Buyer (or any of their Affiliates) upon consummation of the Contemplated Transactions.

         C.06 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any Governmental Authority that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions.

         C.07 Inspections. Buyer acknowledges that Seller has made no representation or warranty as to the prospects, financial or otherwise, of the HPG Business except as expressly set forth in the Transaction Documents. Buyer agrees that it shall accept the Transferred Assets and the Assumed Liabilities as they exist on the Closing Date based on Buyer's inspection, examination, determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to Seller, except as expressly set forth in the Transaction Documents.

         C.08 Financing. Buyer has available to it cash, marketable securities or other investments, or presently available sources of credit, to enable it to consummate the Contemplated Transactions.

                                                                       EXHIBIT D


                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS


I.       Employees and Employment.

         D.01 General. On the Closing Date, the employment of all Active Employees of the HPG Business including employees based in the HPG Business' headquarters in Shelton, Connecticut, employees based in the Asheboro Property, the Queretaro Property and the Kuantan Facility, and the employees listed on Attachment XV, shall be transferred to the Buyer Companies such that the employment of such persons shall be considered continuous employment under Applicable Law. "Active Employee" shall mean any individual who is actively employed by any Seller Company in connection with the HPG Business or is on authorized leave of absence, military service (without restriction) or lay-off with recall rights (without restriction) with respect to the HPG Business and where applicable shall include independent contractors. The Active Employees of the HPG Business who are employed at any time on or after the Closing Date with any of the Buyer Companies are herein collectively referred to as "Transferred Employees." Subject to the terms and conditions of this Exhibit D, such employment shall be at the same workplace and on substantially the same terms and conditions as those under which such employees are currently employed by Seller Companies and the employment of each Transferred Employee shall be continued by the Buyer Companies for the maximum applicable termination notice period to which the Seller Companies may be subject under Applicable Law as a result of the Contemplated Transactions. From and after the Closing Date, except as otherwise provided herein or in the Agreement, each Buyer Company employing a Transferred Employee shall assume all obligations under any agreements, contracts or Applicable Law relating to the terms and conditions of employment of such Transferred Employees, and such Buyer Company shall be responsible for any liability or obligations arising out of or pertaining to the termination of employment of, hiring of or failure or refusal to hire any Transferred Employee.

         D.02 Labor Agreements. The Buyer Companies agree to recognize the applicable labor unions, collective bargaining representative, trade unions or work councils representing any employees of the HPG Business as the exclusive collective bargaining representatives of such employees with respect to wages, hours, fringe and other terms and conditions of employment to the extent so recognized by Seller Companies for all such employees who are within the appropriate bargaining unit as determined by Applicable Law. The Buyer Companies shall become successor employers under any labor or collective bargaining agreements and agree to honor the terms of and to assume all obligations of the Seller Companies under applicable existing collective bargaining agreements in respect of such unionized Transferred Employees from and after the Closing Date and all legal obligations arising from such recognition or assumption.

         D.03 Recalled or Rehired Employees. Buyer Companies confirm that any employees of the HPG Business that are laid off or on leave as of the Closing Date and who are recalled or rehired by a Buyer Company or return from leave on or after the Closing Date will be recalled or rehired or returned to employment in compliance with any applicable agreements, contracts or Applicable Law and will be accorded the benefits otherwise provided to Transferred Employees by the Buyer Companies.

         D.04 Negotiations with Employees or Employee Representatives. If and to the extent that any provisions of this Agreement are or may be subject to negotiation with employees (including Transferred Employees), or applicable labor unions, trade unions or work councils, by policy, contract, collective agreement or Applicable Law, the Seller Companies and Buyer Companies shall cooperate fully in such negotiations.

         D.05 Termination and Plant Closing Notices; WARN. Seller shall provide any notices to the Transferred Employees that may be required under any Applicable Law, including but not limited to WARN or any similar state or local law, with respect to events that occur prior to the Closing Date. Buyer shall provide any such notices to Active Employees of the HPG Business with respect to events that occur as a result of the Closing, and to Transferred Employees with respect to events that occur on and after the Closing Date. Buyer shall not take any action after the Closing that would cause any termination of employees by the Seller Companies that occur on or before the Closing Date to constitute a "plant closing" or "mass layoff" under WARN or any similar state or local law, or create any liability to the Seller Companies for employment termination under Applicable Law.

         D.06 Immigration Matters. The Buyer Companies acknowledge that the Contemplated Transactions may trigger certain obligations under the immigration laws of the countries where the HPG Business operates. Buyer shall use reasonable efforts to comply with all requirements of such immigration laws and agrees to make any reasonable and necessary filings with the appropriate Governmental Authority to attempt to ensure the continued employment eligibility of the Transferred Employees, including Bruce Duncan, Rafael Diaz, David O'Connor, Kaj Koft and Larry Baab.

II.      United States Employee Benefit Matters.

         D.07 Pension Plans.

                  (a) Seller and its Affiliates shall retain all liabilities and obligations in respect of benefits accrued by employees of the HPG Business (including Transferred Employees) as of the Closing Date under The Black & Decker Pension Plan ("Seller's Pension Plan"). Accrued benefits of US Transferred Employees under Seller's Pension Plan shall be fully vested as of the Closing Date. Benefit accruals in respect of US Transferred Employees under Seller's Pension Plan shall cease as of the Closing Date. US Transferred Employees participating in Seller's Pension Plan shall not be entitled to receive any such vested accrued benefits under Seller's Pension Plan unless and until their employment with Buyer Companies terminates. No assets of Seller's Pension Plan shall be transferred to Buyer Companies or to any employee benefit plan of Buyer or any of its Affiliates.

                  (b) Except as otherwise provided in Section D.07(c), prior to or as soon as practicable after the Closing Date, Buyer shall designate or establish a defined benefit pension plan for the benefit of US Transferred Employees who were participants in Seller's Pension Plan ("Buyer's Pension Plan"). Buyer's Pension Plan shall cover all US Transferred Employees, each of whom shall be eligible to participate therein for a period of at least one year following the Closing Date on substantially the same terms and conditions as provided to the US Transferred Employees under Seller's Pension Plan immediately prior to the Closing Date; provided, however, that with respect to benefit accrual, Buyer may offset the benefit under the Buyer's Pension Plan for the benefit accrual of US Transferred Employees under the Seller's Pension Plan as of the Closing Date.

                  (c) Buyer covenants and agrees that service with Seller or any of its Affiliates (and, to the extent applicable, with General Electric Company or any of its Affiliates) prior to the Closing Date that is recognized for any purpose by Seller's Pension Plan will be recognized by Buyer's Pension Plan for such purpose.

                  (d) In lieu of adopting Buyer's Pension Plan, Buyer may make a contribution to an individual account plan maintained by the Buyer, and/or make a cash payment, to or for the benefit of each US Transferred Employee in an amount not less than the value of the benefit that the US Transferred Employee would have accrued under the Buyer's Pension Plan, after the offset for benefits under Seller's Pension Plan, for the one-year period beginning on the Closing Date. The Buyer shall make any such contribution, or cash payment net of any withholding taxes, within 120 days after the first anniversary of the Closing Date.

                  (e) Seller shall provide Buyer with any information relating to the accrued benefits of the US Transferred Employees under Seller's Pension Plan as shall be reasonably requested by Buyer to enable it to calculate the benefits to be provided under the Buyer's Pension Plan pursuant to paragraph (b) of this Section D.07 or the contributions or payments otherwise required to be made by the Buyer pursuant to this paragraph (d) of this Section D.07.

         D.08 Savings Plans.

                  (a) Seller shall cause the trustee of The Black & Decker Retirement Savings Plan ("Seller's Savings Plan") to transfer as of the transfer date specified below, the full account balances of the US Transferred Employees under Seller's Savings Plan, to the Successor Savings Plan (as hereinafter defined). Such assets shall be transferred to the Successor Savings Plan in cash, provided that assets consisting of notes or other instruments evidencing loans made to participating US Transferred Employees shall be transferred in such form to the Successor Savings Plan. Seller and Buyer shall make any and all filings and submissions to the appropriate Governmental Authorities, and shall make any necessary plan amendments arising in connection with the transfer of assets from Seller's Savings Plan to the Successor Savings Plan.

                  (b) As soon as practicable after the Closing Date, Buyer shall establish or designate an individual account plan for the benefit of US Transferred Employees (the "Successor Savings Plan"), shall take all necessary action, if any, to qualify the Successor Savings Plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate Governmental Authorities required to be made by it in connection with the transfer of assets contemplated hereby. The Successor Savings Plan shall provide that those US Transferred Employees and their beneficiaries covered by Seller's Savings Plan shall receive credit for all service and compensation with Seller or any of its Affiliates (and, to the extent applicable, with General Electric Company or any of its Affiliates) prior to the Closing Date for all purposes, to the same extent such service and compensation are recognized under Seller's Savings Plan immediately prior to the Closing Date. Buyer shall take all action required or appropriate to vest fully all such US Transferred Employees in their entire account balances transferred to the Successor Savings Plan and, to the extent required under Section 411(d)(6) of the Code, to protect and preserve all benefits, rights and features relating to those account balances transferred from Seller's Savings Plan. As soon as practicable following the earlier of the delivery to Seller of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor Savings Plan or the issuance of indemnities satisfactory to Seller in its sole discretion, Seller shall cause the trustee of Seller's Savings Plan, subject to any election by a US Transferred Employee to withdraw his or her account balance prior to the transfer date in respect of Seller's Savings Plan, to transfer the full account balances of US Transferred Employees under Seller's Savings Plan as of the transfer date to the appropriate trustee designated by the Buyer under the trust agreement forming a part of the Successor Savings Plan; provided, that assets consisting of notes or other instruments evidencing loans made to participating US Transferred Employees shall be transferred in such form to the Successor Savings Plan.

                  (c) Buyer,  effective as of the date of the transfer of assets contemplated by this Section D.08, assumes all of the liabilities and obligations of Seller or any of its Affiliates in respect of the account balances accumulated by US Transferred Employees under Seller's Savings Plan, and the Successor Savings Plan assumes all liabilities and obligations of Seller's Savings Plan with respect to all account balances under Seller's Savings Plan of such US Transferred Employees. Neither Buyer nor any of its Affiliates shall assume any other obligations or liabilities arising under or attributable to Seller's Savings Plan and neither Seller nor any of its Affiliates shall assume any liabilities or obligations under or attributable to the Successor Savings Plan. Prior to the transfer of assets contemplated by this Section D.08, Buyer Companies, if consented to by the applicable US Transferred Employee, shall withhold from such US Transferred Employee's pay, loan repayments relating to any outstanding loan to such US Transferred Employee under Seller's Savings Plan and shall promptly forward those withholdings to Seller's Savings Plan.

         D.09 Health and Welfare Plans; Benefit Arrangements.

                  (a) For a period of one year following the Closing Date, Buyer Companies shall ensure that the US Transferred Employees are provided benefits that are comparable in the aggregate to the health, medical, dental, life, disability and severance benefits in effect for the US Transferred Employees immediately prior to the Closing Date.

                  (b) In furtherance and not in limitation of the provisions of this Section D.09, as of the Closing Date, Buyer (i) shall, subject to the provisions of Section 10.02(b)(iv), establish severance plans, agreements and arrangements with substantially the same terms and conditions as those provided under the applicable severance agreements, plans or arrangements listed on
Schedule B.18, (ii) agrees to maintain such severance agreements, plans and arrangements for a period of at least one year following the Closing Date, and
(iii) agrees to pay any benefits to any US Transferred Employees that they may be entitled to receive under such severance agreements, plans or arrangements. In furtherance and not in limitation of the provisions of this Section D.09, as of the Closing Date, Buyer or the applicable Buyer Company shall assume the obligations of Seller Companies under the individual employee severance agreements listed on Schedule B.18.

                  (c) With respect to any US Transferred Employee (including any beneficiary or dependent thereof), except as expressly set forth herein, Seller Companies shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to claims incurred (whether or not reported) on or prior to the Closing Date, and (ii) all liabilities and obligations arising under any worker's compensation laws to the extent such liability or obligation relates to the period prior to the Closing Date.

                  (d) Any group health plan, disability plan or other plans established or designated by the Buyer Companies for the benefit of US Transferred Employees shall not contain any exclusion or limitation with respect to any preexisting condition.

                  (e) Except as otherwise expressly provided in this Exhibit D, effective as of the Closing, Buyer shall assume the liabilities and obligations of Seller Companies in respect of all US Transferred Employees (and their beneficiaries and dependents) under the Benefit Arrangements sponsored or maintained by Seller Companies at any time prior to the Closing Date, if and only to the extent that such liabilities and obligations are reflected on the Opening Statement.

         D.10 Post-Retirement Medical and Life Insurance.

                  (a) Seller Companies shall retain responsibility for providing health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums) to any employee or former employee of the HPG Business (other than US Transferred Employees) who retires or has retired on or before the Closing Date. Buyer Companies shall be responsible for providing any post-retirement medical, life or similar benefits to US Transferred Employees if and only to the extent that Buyer, in its sole discretion, agrees to provide such post-retirement benefits.

                  (b) Notwithstanding the provisions of this Exhibit D, including but not limited to the provisions of this Section D.10, Seller Companies may amend, modify or terminate any plans or arrangements providing post-retirement health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums) to any employee or former employee of the HPG Business, subject in each case to the provisions of Applicable Law.

                  (c) Buyer shall not be obligated by this Agreement to provide post-retirement, health, medical, dental, hospitalization, life insurance or similar benefits (including, without limitation, reimbursement for Medicare premiums), or any particular level of such benefits, to US Transferred Employees.

III.     Other Country Employee Benefit Matters.

         D.11 General. For a period of one year following the Closing Date, Buyer shall ensure that the Non-US Transferred Employees are provided benefits that are comparable in the aggregate to those provided under the Non-U.S. Benefit Arrangements as in effect for those Non-US Transferred Employees immediately prior to the Closing Date, it being understood that each Non-US Transferred Employee shall receive credit for all service and compensation with Seller Companies and any of their predecessors or Affiliates prior to the Closing Date for all purposes to the same extent that service and compensation are recognized immediately prior to the Closing.

         D.12 Severance/Termination Indemnities. In furtherance and not in limitation of the provisions of Section D.11, for a period of at least one year, Buyer shall provide severance programs and termination indemnities with substantially the same terms and conditions as those provided by the Seller Companies to the Non-US Transferred Employees immediately prior to the Closing and agrees to pay any benefit to Non-US Transferred Employees to which they may be entitled under such severance programs and/or termination indemnities with respect to events that occur as a result of the Closing and on or after the Closing Date.

         D.13 Mexico Plan. In furtherance and not in limitation of the provisions of Section D.11:

                  (a) Except as otherwise provided in paragraph (d) of this Section D.13, prior to or as soon as practicable after the Closing Date, Buyer shall designate or establish a defined benefit pension plan ("Buyer's Mexico Plan") for the benefit of Non-US Transferred Employees who were participants in the Black & Decker, S.A. de C.V. Pension and Seniority Premium Plans ("Seller's Mexico Plan"). Buyer's Mexico Plan shall cover all Non-US Transferred Employees who were participants in the Seller's Mexico Plan, each of whom shall be eligible to participate therein for a period of at least one year following the Closing Date on the same terms and conditions as provided to participants under the Seller's Mexico Plan immediately prior to the Closing Date.

                  (b) Buyer covenants and agrees that service with the Seller or any of its predecessors or Affiliates prior to the Closing Date that is recognized for any purpose under the Seller's Mexico Plan will be recognized by Buyer's Mexico Plan for such purpose.

                  (c) As of the Closing Date, Seller shall cause the Seller's Mexico Plan to be amended to fully vest all Non-US Transferred Employees participating in that plan in their entire accrued benefit determined as of the Closing Date. The Seller shall cause assets of the Seller's Mexico Plan to be transferred to the Buyer's Mexico Plan in an amount equal to the accrued benefit of the Non-US Transferred Employees participating in the Seller's Mexico Plan, calculated on a discontinuance basis as of the Closing Date (increased or decreased by the rate of actual investment return realized with respect to such assets under the Seller's Mexico Plan for the period between the Closing Date and the date those assets are transferred to the Buyer's Mexico Plan). The amount of the transferred assets shall be calculated in accordance with the actuarial assumptions, used by the Seller's Mexico Plan actuary.

                  (d) In lieu of adopting Buyer's Mexico Plan, subject to the provisions of Applicable Law, Buyer may make a contribution to an individual account plan maintained by Buyer, and/or make a cash payment, to or for the benefit of each Non-US Transferred Employee who was a participant in the Seller's Mexico Plan in an amount not less than the value of the benefit that the Non-US Transferred Employee would have accrued under the Buyer's Mexico Plan, after the offset for benefits under the Buyer's Mexico Plan, for the one-year period beginning on the Closing Date. The Buyer shall make any such contribution, or cash payment net of any withholding taxes, within 120 days after the first anniversary of the Closing Date.

                  (e) Seller shall provide Buyer with any information relating to the accrued benefits of the Non-US Transferred Employees under the Buyer's Mexico Plan as shall be reasonably requested by Buyer to enable it to calculate the benefits to be provided under the Buyer's Mexico Plan pursuant to paragraph
(a) of this Section D.13.

         D.14 Puerto Rico Plan. In furtherance and not in limitation of the provisions of Section D.11:

                  (a) Seller shall cause the trustee of the Black & Decker (Puerto Rico) Inc. 401(k)/165(e) Benefit Pension Plan ("Seller's Puerto Rico Plan") to transfer, in cash, as of the transfer date specified below, the full account balances of the Non-US Transferred Employees under the Seller's Puerto Rico Plan to the Successor Puerto Rico Plan (as hereinafter defined). Seller and Buyer shall make any and all filings and submissions to the appropriate Governmental Authorities, and shall make any necessary plan amendments arising in connection with the transfer of assets from Seller's Puerto Rico Plan to the Successor Puerto Rico Plan.

                  (b) As soon as practicable after the Closing Date, Buyer shall establish or designate an individual account plan for the benefit of Non-US Transferred Employees who were participants in the Seller's Puerto Rico Plan (the "Successor Puerto Plan"), shall take all necessary action, if any, to qualify the Successor Puerto Rico Plan under Applicable Law and shall make any and all filings and submissions to the appropriate Governmental Authorities required to be made by it in connection with the transfer of assets contemplated hereby. The Successor Puerto Rico Plan shall provide that those Non-US Transferred Employees and their beneficiaries covered by Seller's Puerto Rico Plan shall receive credit for all service and compensation with Seller or any of its predecessors and Affiliates prior to the Closing Date for all purposes, to the same extent such service and compensation is recognized under Seller's Puerto Rico Plan immediately prior to the Closing Date. Buyer shall take all action required or appropriate to vest fully all such Non-US Transferred Employees in their entire account balances transferred to the Successor Puerto Rico Plan and shall protect and preserve all benefits, rights and features relating to those account balances transferred from Seller's Puerto Rico Plan. As soon as practicable following the earlier of the delivery to Seller of appropriate notification of the qualified status of the Successor Puerto Rico Plan or the issuance of indemnities satisfactory to the Seller in its sole discretion, Seller shall cause the trustee of Seller's Puerto Rico Plan, subject to any election by a Non-US Transferred Employee to withdraw his or her account balance prior to the transfer date in respect of Seller's Puerto Rico Plan, to transfer the full account balances of Non-US Transferred Employees under Seller's Puerto Rico Plan as of the transfer date to the appropriate trustee designated by the Buyer under the trust deed forming part of the Successor Puerto Rico Plan.

                  (c) Buyer,  effective as of the date of the transfer of assets contemplated by this Section D.14, assumes all of the liabilities and obligations of Seller or any of its predecessors or Affiliates in respect of the account balances accumulated by Non-US Transferred Employees under Seller's Puerto Rico Plan and the Successor Puerto Rico Plan assumes all liabilities and obligations of Seller's Puerto Rico Plan with respect to all account balances under Seller's Puerto Rico Plan of such Non-US Transferred Employees. Neither Buyer nor any of its Affiliates shall assume any other obligations or liabilities arising under or attributable to Seller's Puerto Rico Plan and neither Seller nor any of its predecessors or Affiliates shall assume any liabilities or obligations under or attributable to the Successor Puerto Rico Plan.

         D.15 Canada Plan. In furtherance and not in limitation of the provisions in Section D.11:

                  (a)  Seller  shall  cause  the  trustee  of the Black & Decker
Retirement Plan ("Seller's Canada Plan") to transfer, in cash, as of the transfer date specified below, the full account balances of the Non-US Transferred Employees under the Seller's Canada Plan to the Successor Canada Plan (as hereinafter defined). Seller and Buyer shall make any and all filings and submissions to appropriate Governmental Authorities, and shall make any necessary plan amendments arising in connection with the transfer of assets from Seller's Canada Plan to the Successor Canada Plan.

                  (b) As soon as practicable after the Closing Date, Buyer shall establish or designate an individual account plan for the benefit of Non-US Transferred Employees who were participants in the Seller's Canada Plan (the "Successor Canada Plan"), shall take all necessary action, if any, to qualify the Successor Canada Plan under Applicable Law and shall make any and all filings and submissions to the appropriate Governmental Authorities required to be made by it in connection with the transfer of assets contemplated hereby. The Successor Canada Plan shall provide that those Non-US Transferred Employees and their beneficiaries covered by Seller's Canada Plan shall receive credit for all service and compensation with Seller or any of its predecessors and Affiliates prior to the Closing Date for all purposes to the same extent such service and compensation is recognized under Seller's Canada Plan immediately prior to the Closing Date. Buyer shall take all action required or appropriate to vest fully all such Non-US Transferred Employees in their entire account balances transferred to the Successor Canada Plan and shall, to the extent required by Applicable Law, protect and preserve all benefits, rights and features relating to those account balances transferred from Seller's Canada Plan. As soon as practicable following delivery to Seller of appropriate notification of the qualified status of the Successor Canada Plan under Applicable Law or the issuance of indemnities satisfactory to the Seller in its sole discretion, Seller shall cause the trustee of Seller's Canada Plan to transfer the full account balances of Non-US Transferred Employees under Seller's Canada Plan as of the transfer date to the appropriate trustee designated by the Buyer under the trust deed or other funding vehicle forming part of the Successor Canada Plan.

                  (c) Buyer,  effective as of the date of the transfer of assets contemplated by this Section D.15, assumes all of the liabilities and obligations of Seller or any of its predecessors or Affiliates in respect of the account balances accumulated by Non-US Transferred Employees under Seller's Canada Plan and the Successor Canada Plan assumes all liabilities and obligations of Seller's Canada Plan with respect to all account balances under Seller's Canada Plan of such Non-US Transferred Employees. Neither Buyer nor any of its Affiliates shall assume any other obligations or liabilities arising under or attributable to Seller's Canada Plan and neither Seller nor any of its predecessors or Affiliates shall assume any liabilities or obligations under or attributable to the Successor Canada Plan.

VII.     General.

         D.16 No Third Party Beneficiaries. No provision of this Exhibit D or any other provision in the Transaction Documents shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its Affiliates in respect of continued employment (or resumption of employment) with Seller or Buyer, or any of their Affiliates, and no provision of this Exhibit D shall create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement, or any plan or arrangement which may be established by Buyer or any of its Affiliates. Subject to Applicable Law, unless otherwise provided herein, no provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate, either before or after Closing, any such Employee Plan or Benefit Arrangement of the Seller or any of its Affiliates.

         D.17 Indemnification by Buyer. Effective as of the Closing, except as otherwise provided in Section D.18, Buyer hereby indemnifies Seller and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from, any and all Damages arising out of or pertaining to (i) the termination of employment of, hiring of or failure or refusal to hire, any Transferred Employee on or after the Closing; (ii) in relation to any Transferred Employee any modification of the pay, benefits or other terms and conditions of employment of any Transferred Employee on or after the Closing; and (iii) any breach of any covenants or agreements of the Buyer contained in this Exhibit D.

         D.18 Indemnification by Seller. Effective as of the Closing, Seller hereby indemnifies Buyer and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from, any liability for retrenchment benefits, notice pay, termination indemnities, severance and other similar arrangements, as such arrangements exist on the Closing Date, in respect of Non-US Transferred Employees who work in the HPG Business at the Kuantan Facility notwithstanding that any termination of such employees may occur after the Closing Date; provided, however, that Seller shall have no liability under this Section D.18 for any increase in retrenchment benefits, notice pay, termination indemnities, severance or other similar benefits to the extent relating to actions taken by Buyer Companies following Closing (other than the termination of such employees).

         D.19 Miscellaneous. Except for the obligation to employ certain Active Employees set forth in Section D.01 on the Closing Date, nothing in this Exhibit D shall obligate Buyer or any Buyer Company to employ any Transferred Employee for any specified period.

                                                                       EXHIBIT E


             ADDITIONAL MATTERS RELATING TO PRODUCT LIABILITY ISSUES


         Seller and Buyer acknowledge and agree that each has a continuing interest in ensuring that claims involving alleged product defects and product safety are handled by Seller Companies and Buyer Companies after the Closing in a manner that minimizes liability of the parties and otherwise protects the parties' interests. This Exhibit E sets forth certain additional procedures, covenants and agreements relating to product liability and related matters in respect of products sold and services provided by the HPG Business that, among other things, are intended to enhance the parties' ability to achieve these objectives.

         E.01 With respect to liabilities and obligations relating to claims of manufacturing or design defects, the parties have agreed that certain of these liabilities and obligations will constitute Assumed Liabilities for which Buyer Companies will be responsible and certain of these liabilities and obligations will constitute Excluded Liabilities for which Seller Companies will be responsible. Because (i) it is likely that Buyer Companies may receive the initial notice or claim with respect to liabilities and obligations that ultimately prove to be Seller Companies' responsibility and vice versa and (ii) in many cases, particularly in the case of claims involving fire damage, it is critical to the defense of such claims that products and the location in which the alleged incident occurs be inspected as soon as practicable, each of Seller and Buyer agree to give immediate notice to the other party in the event that they receive notice of a claim involving or potentially involving claims of manufacturing or design defects where the party first receiving such notice reasonably believes that the responsibility for the liability or obligation, if any, will be that of the other party or if there is any doubt as to which party ultimately will be responsible for any related liabilities or obligations. Each of Seller and Buyer also agree with respect to each claim of manufacturing or design defect that they will perform a prompt, diligent and continuing investigation to determine whether the claim is an Assumed Liability or an Excluded Liability, and agree to give immediate notice to the other party at any time the investigation reveals that the responsibility for the liability or obligation, if any, will be that of the other party if there is any doubt as to which party ultimately will be responsible for any related liabilities or obligations. Each of Seller and Buyer agree that the party providing such notice will thereafter cooperate with the other party to permit the other party to conduct its own investigation, and the party providing such notice will provide to the other party reports on the status of the claim and subject to the provisions of Article X an opportunity to participate in the defense of the claim, at its own cost and expense. To expedite the review of these issues and ensure that both parties' rights and defenses are preserved, Seller and Buyer shall provide such notice by telecopy as follows:

                  if to Seller:

                           The Black & Decker Corporation
                           701 East Joppa Road
                           Towson, Maryland  21286
                           Attention:  Product Liability Counsel
                           Telecopy No.:  (410) 716-2379

                  if to Buyer:

                           Windmere-Durable Holdings, Inc.
                           5980 Miami Lakes Drive
                           Miami Lakes, Florida  33014-2467
                           Attention:  Harry D. Schulman
                           Telecopy:  (305) 364-0635

         E.02 To the extent that either Seller or Buyer (or any of their directors, officers, advisors, attorneys, accountants, employees, insurers or agents) conducts an investigation or other inquiry into any events or circumstances that lead to a claim of manufacturing or design defects in respect of a product or product line generally or a specific claim or allegation and the results of such investigation or inquiry relate to or otherwise affect the liabilities or obligations of the other party hereunder, Seller or Buyer, as the case may be, agree to share any information obtained as a result of the investigation or inquiry, in each case subject to the express provisions of
Section 7.07 of this Agreement.

         E.03 To assist each of the parties to this Agreement with the defense of claims involving allegations of manufacturing or design defects and with compliance with each parties' respective legal obligations under this Agreement and otherwise, Seller and Buyer each agree from time to time to designate individuals within their respective organizations as an "Engineering/Safety Assurance Liaison" and a "Claims Liaison" for the purpose of coordinating the defense of claims involving products sold and services provided by the HPG Business. The initial individuals serving in these capacities shall be designated in writing by Seller and Buyer at Closing and, thereafter, may be changed from time to time by notice to the other party.

         E.04 To assist each of the parties to this Agreement with the defense of claims involving allegations of manufacturing or design defects and with compliance with each parties' respective legal obligations under this Agreement and otherwise, Seller and Buyer each agree from time to time to provide the other party access to all information as provided in Section 5.04 and Section
6.02. Without limiting the generality of those provisions, Seller and Buyer acknowledge and agree that the aforementioned information and access includes the existing databases relating to consumer complaints, claims and litigation, whether maintained at the headquarters of the HPG Business or otherwise, access to personnel and engineering and design drawings or documents and any other relevant information.

         E.05 Seller and Buyer acknowledge that in the course of the investigation or defense of claims involving allegations of manufacturing or design product defects, or investigations regarding product safety, product corrective action plans, product recalls and related matters, Seller Companies and Buyer Companies may require documents from Underwriters Laboratories Inc. ("UL") or the Canadian Standards Association ("CSA") relating to UL or CSA testing, listing, analysis or otherwise referring to products manufactured by Seller Companies or Buyer Companies. Buyer, on behalf of itself and the other Buyer Companies, hereby consents, and grants to Seller Companies the right and permission to request and obtain from UL or CSA, and consents and grants permission to UL and CSA the right to provide to Seller Companies, any and all documents relating to products or product lines designed or manufactured by Seller Companies, whether or not Buyer Companies continue to manufacture said products or product lines. Buyer agrees to provide to Seller Companies at Seller's request such other documents as Seller reasonably requires to evidence and confirm Buyer's consent herein.

         E.06 With respect to claims involving liabilities and obligations in respect of investigations regarding product safety, product corrective action plans, product recall and related matters, Seller and Buyer acknowledge that companies frequently are asked to satisfy, or prefer to satisfy, their corrective action plan obligations with the exchange of products or the sale of substitute or replacement products at a specified price, which may include a discount from normal retail prices. Seller and Buyer agree that it is in the best interests of each of them and the HPG Business that product be available to satisfy such obligations whether the ultimate responsibility for the liabilities and obligations are those of Seller, Buyer or Seller and Buyer. Because following Closing Seller no longer will have an ability to provide products to satisfy such obligations, Buyer agrees to consult with Seller in any circumstances in which Seller desires to satisfy corrective action plan or similar obligations with products of the HPG Business and to the extent practicable from time to time to make available to Seller quantities of such products reasonable under the circumstances at a price equal to the HPG Business' standard costs of production plus specifically allocable manufacturing variances. With respect to claims involving liabilities and obligations in respect of investigations regarding product safety, product corrective action plans and product recall and related matters which include both Assumed Liabilities and Excluded Liabilities, Seller and Buyer agree to cooperate in the defense of such claims.